UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FEDERAL REALTY INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 26, 2007

Dear Shareholder:

Please accept our invitation to attend our Annual Meeting of Shareholders on Wednesday, May 2, 2007 at 10:00 a.m. This year’s meeting will be held at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland.

The business to be conducted at the meeting is described in the formal notice that follows. In addition, management will provide a review of 2006 operating results and discuss the outlook for the future. After the formal presentation, our Trustees and management will be available to answer any questions you may have.

You may vote by mail by completing, signing and returning the enclosed proxy card. You also may vote either by telephone (1-800-PROXIES or 1-800-776-9437) or on the Internet (www.voteproxy.com) by following the instructions on your proxy card.

Your vote is important and we urge you to vote by one of the three methods mentioned above.

We look forward to seeing you on May 2.

Sincerely,

Joseph S. Vassalluzzo	Donald C. Wood
Non-Executive Chairman of the Board	President and Chief Executive Officer

FEDERAL REALTY INVESTMENT TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 2, 2007

To Our Shareholders:

The 2007 Annual Meeting of Shareholders of Federal Realty Investment Trust (the “Trust”) will be held at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland, on Wednesday, May 2, 2007, at 10:00 a.m. for the purpose of considering and acting upon the following:

1.	The election of three Trustees to serve until our 2010 Annual Meeting of Shareholders.

2.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.	The approval of our Amended and Restated 2001 Long-Term Incentive Plan, which will, among other things, increase the aggregate number of shares available under the 2001 Long-Term Incentive Plan by 1,500,000 shares.

4.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment.

Shareholders of record at the close of business on March 13, 2007 are entitled to notice of and to vote at the Annual Meeting.

For the Trustees:

Dawn M. Becker

Executive Vice President—General

Counsel and Secretary

Your vote is important. Even if you plan to attend the meeting, please vote by completing, signing and returning the enclosed proxy card by mail, by telephone (1-800-PROXIES or 1-800-776-9437) or on the Internet (www.voteproxy.com) by following the instructions on your proxy card. You may revoke your proxy by submitting a proxy bearing a later date, or by voting in person at the Annual Meeting.

FEDERAL REALTY INVESTMENT TRUST

1626 East Jefferson Street, Rockville, Maryland 20852

PROXY STATEMENT

March 14, 2007

The Board of Trustees (the “Board” or “Board of Trustees”) of Federal Realty Investment Trust (the “Trust”) is soliciting your proxy to vote on matters that will be presented at our 2007 Annual Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Wednesday, May 2, 2007, at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland. This proxy statement, the accompanying proxy card and our 2006 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2006, are being mailed on or about March 26, 2007. These materials will assist you in voting your shares by providing information on matters that will be presented at the Annual Meeting and will give you an opportunity to vote your shares.

Why am I receiving these materials?

You are receiving these materials because you owned our common shares of beneficial interest (“Shares”) at the close of business on the record date for the Annual Meeting.

What is the record date for the Annual Meeting?

The Board established March 13, 2007 as the record date for the Annual Meeting. Holders who owned our Shares at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting or any postponements or adjournments of the meeting. We had 56,316,447 Shares outstanding on March 13, 2007.

What is a quorum, and why is a quorum required?

A quorum is required for our shareholders to conduct business at the Annual Meeting. A quorum occurs when a majority of the Shares entitled to vote at the Annual Meeting do so in person or by proxy. Properly executed proxy cards marked “for,” “against” or “abstain” and broker “non-votes” will be counted as present at the Annual Meeting for purposes of determining a quorum.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote your Shares on your behalf. By completing and returning the enclosed proxy card, you are giving Dawn M. Becker and Larry E. Finger the authority to vote your Shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your Shares in different ways (i.e., joint tenancy, trusts, custodial accounts) or in multiple accounts. You should vote on and sign each proxy card you receive.

What is the difference between a “registered” shareholder and holding Shares in “street name?”

If your Shares are registered directly in your name with American Stock Transfer and Trust Company, our transfer agent, you are a “registered” shareholder. If you own Shares through a broker, bank, trust or other nominee rather than in your own name, you are the beneficial owner of the Shares, but considered to be holding the Shares in “street name.”

How do I vote my Shares?

If you are a “registered” shareholder, you may vote your Shares in person at the Annual Meeting or you may vote:

•	by mailing the enclosed proxy card in the envelope provided;

•	over the telephone (1-800-PROXIES or 1-800-776-9437); or

•	electronically through the Internet at www.voteproxy.com.

Please refer to the specific instructions on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a shareholder.

If you wish to vote your “street name” Shares at the Annual Meeting, you must obtain a proxy form from the broker, bank, trust or nominee that is the record holder of your Shares. Your broker, bank, trust or nominee will provide you with instructions for voting your Shares otherwise.

What if I don’t vote my Shares?

If you do not vote your Shares, your Shares will not be counted for purposes of determining a quorum or for determining whether the matters presented at the meeting are approved.

What if I abstain?

Abstentions are counted as present for determining a quorum; however, abstentions will have no effect on the election of trustees, the ratification of our independent registered public accounting firm or the approval of our Amended and Restated 2001 Long-Term Incentive Plan.

How will my Shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your Shares to be voted, Dawn M. Becker and Larry E. Finger will vote your Shares as follows:

Item 1	FOR the election of each of the three Trustees to serve until our 2010 Annual Meeting

Item 2	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007

Item 3	FOR the approval of our Amended and Restated 2001 Long-Term Incentive Plan, which will, among other things, increase the aggregate number of Shares currently available under the 2001 Long-Term Incentive Plan by 1,500,000 Shares

What is a broker non-vote and how are broker non-votes treated?

If you own Shares in “street name,” you must give your broker, bank, trust or nominee specific instructions on how to vote your Shares with respect to certain matters to be voted upon at the Annual Meeting. If you fail to give your broker, bank, trust or nominee specific instructions on how to vote your Shares on those matters, it will be considered a broker non-vote. Broker non-votes will be counted for purposes of determining a quorum; however, a broker non-vote will have no effect on the election of trustees, the ratification of our independent registered public accounting firm or the approval of our Amended and Restated 2001 Long-Term Incentive Plan.

How many votes do I have?

As to each item, you are entitled to cast one vote per Share; however, as to the election of Trustees, you are entitled to cast one vote per Share for each of the three open trustee positions. The proxy card indicates the number of Shares you owned on the record date.

May I change my vote after I return my proxy card?

Yes. A proxy may be revoked by a “registered” shareholder at any time before it is exercised at the Annual Meeting by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. If you hold your Shares in “street name,” you must contact your broker or other nominee to determine how to revoke your original proxy. In general, submitting a subsequent proxy executed by the party that executed the original proxy will revoke the earlier proxy.

SHARE OWNERSHIP

Who are the largest owners of our Shares?

Based upon our records and the information reported in filings with the Securities and Exchange Commission (the “SEC”) as footnoted below, the following were beneficial owners of more than 5% of our Shares as of March 13, 2007:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Our Outstanding Shares (1)
ING Groep N.V.(2) Amstelveenseweg 500 1081 KL Amsterdam The Netherlands	4,317,703	7.7%

Morgan Stanley(3) 1585 Broadway New York, NY 10036	3,861,866	6.9%

The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, PA 19355	3,316,577	5.9%

Deutsche Bank AG(5) Taunusanlage 12 D-60325 Frankfurt am Main Federal Republic of Germany	3,233,560	5.7%

Cohen & Steers, Inc.(6) 280 Park Avenue, 10th Floor New York, NY 10017	3,109,961	5.5%

Stichting Pensioenfonds ABP(7) Oude Lindestraat 70 Postbus 2889 6401 DL The Kingdom of the Netherlands	2,914,551	5.2%

(1)	Percentage is calculated by taking the number of Shares stated in the Schedule 13G or 13G/A, as applicable, filed with the SEC divided by 56,316,447, the total number of Shares outstanding on March 13, 2007.
(2)	Information based on a Schedule 13G filed with the SEC on February 14, 2007 by ING Groep N.V., which states that ING Groep N.V. has sole voting and sole dispositive power over 4,317,703 Shares.
(3)	Information based on a Schedule 13G/A filed with the SEC on February 14, 2007 by Morgan Stanley and its wholly owned subsidiary, Morgan Stanley Investment Management Inc. The Schedule 13G/A states that Morgan Stanley is a parent holding company with sole voting power over 2,607,525 Shares, sole dispositive power over 3,861,866 Shares and shared voting power over 973 Shares, and that Morgan Stanley Investment Management Inc. is an investment advisor with sole voting power over 2,507,386 Shares, sole dispositive power over 3,448,105 Shares and shared voting power over 973 Shares.
(4)	Information based on a Schedule 13G filed with the SEC on February 14, 2007 by The Vanguard Group, Inc. and its subsidiary, Vanguard Fiduciary Trust Company. The Schedule 13G states that The Vanguard Group, Inc. is the parent holding company of Vanguard Fiduciary Trust Company, an investment manager, which has sole voting power over 21,256 Shares, and that The Vanguard Group, Inc. has sole dispositive power over 3,316,577 Shares.

(5)	Information based on a Schedule 13G/A filed with the SEC on January 31, 2007 by Deutsche Bank AG and its subsidiaries, RREEF America, L.L.C., Deutsche Asset Management Inc., Deutsche Bank Trust Company Americas and Deutsche Investment Management Americas Inc. The Schedule 13G/A states that Deutsche Bank AG is the parent holding company of RREEF America, L.L.C., an investment advisor, Deutsche Asset Management Inc., an investment advisor, Deutsche Bank Trust Company Americas, a bank, and Deutsche Investment Management Americas Inc., an investment advisor. The Schedule 13G/A also states that Deutsche Bank AG has sole voting power over 1,808,023 Shares and sole dispositive power over 3,233,560 Shares; RREEF America, L.L.C. has sole voting power over 1,768,823 Shares and sole dispositive power over 3,190,260 Shares; Deutsche Asset Management Inc. has sole voting power over 39,200 Shares and sole dispositive power over 42,400 Shares; Deutsche Bank Trust Company Americas has sole dispositive power over 400 Shares; and Deutsche Investment Management Americas Inc. has sole dispositive power over 500 Shares.
(6)	Information based on a Schedule 13G/A filed with the SEC on February 13, 2007 by Cohen & Steers, Inc. and its subsidiaries, Cohen & Steers Capital Management, Inc. and Houlihan Rovers SA. The Schedule 13G/A states that Cohen & Steers, Inc is the parent holding company of Cohen & Steers Capital Management, Inc., an investment advisor, and that Cohen & Steers, Inc. holds a 50% interest in Houlihan Rover SA, an investment advisor. The Schedule 13G/A also states that Cohen & Steers, Inc. has sole voting power over 2,200,434 Shares, sole dispositive power over 3,071,134 Shares and shared voting and dispositive power over 38,827 Shares; Cohen & Steers Capital Management, Inc. has sole voting power over 2,600,434 Shares and sole dispositive power over 3,071,134 Shares; and Houlihan Rovers SA has sole voting and dispositive power over 38,827 Shares.
(7)	Information based on a Schedule 13G filed with the SEC on February 13, 2007 by Stichting Pensioenfonds ABP, which states that Stichting Pensioenfonds ABP has sole voting power and sole dispositive power over 2,914,551 Shares.

How many Shares do our Trustees and executive officers own?

As of March 13, 2007, our Trustees and executive officers, both individually and collectively, beneficially owned the Shares reflected in the table below. The number of Shares shown in this table reflects beneficial ownership determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, therefore, includes unvested Shares and Shares that have not been issued but as to which options are outstanding and may be exercised within 60 days of the date of this proxy statement. Except as noted in the footnotes that follow the table, each Trustee and executive officer has sole voting and investment power as to all Shares listed. Fractional Shares have been rounded to the nearest full Share.

Name of Beneficial Owner (1)	Vested Shares	Unvested Restricted Shares	Unvested Restricted Shares with Performance Criteria	Options Currently Exercisable or Exercisable Within 60 Days	Total Shares Beneficially Owned	Percentage of Outstanding Shares Owned (2)
Dawn M. Becker	35,790	9,603	1,500	32,991	79,884	*
Jeffrey S. Berkes(3)	33,872	40,125	1,000	27,899	102,896	*
Jon E. Bortz(4)	905	0	0	0	905	*
David W. Faeder	955	0	0	2,500	3,455	*
Larry E. Finger	46,530	12,743	6,000	2,813	68,086	*
Kristin Gamble(5)	49,955	0	0	15,000	64,955	*
Walter F. Loeb	14,385	0	0	0	14,385	*
Gail P. Steinel	184	0	0	0	184	*
Joseph S. Vassalluzzo	6,799	0	0	2,500	9,299	*
Donald C. Wood(6)	212,012	63,182	7,500	259,950	542,644	1.0%

Trustees and executive officers as a group (10 individuals)	401,387	125,653	16,000	343,653	886,693	1.6%

*	Less than 1%
(1)	Unless otherwise indicated, the address of each beneficial owner is 1626 East Jefferson Street, Rockville, MD 20852.

(2)	The percentage of outstanding common Shares owned is calculated by taking the number of Shares reflected in the column titled “Total Shares Beneficially Owned” divided by 56,316,447, the total number of Shares outstanding on March 13, 2007, plus the number of options for such person or group reflected in the column titled “Options Currently Exercisable or Exercisable Within 60 Days.”
(3)	Includes 5,294 Shares as to which voting and investment power is shared with Mr. Berkes’ wife.
(4)	Includes 100 Shares as to which voting and investment power is shared with Mr. Bortz’ father; however, Mr. Bortz has expressly disclaimed beneficial ownership of these Shares. Includes 805 Shares as to which voting and investment power is shared with Mr. Bortz’ wife.
(5)	Includes 45,100 Shares as to which Ms. Gamble shares investment power for clients. Includes 1,400 Shares as to which Ms. Gamble is a trustee of a profit sharing plan, of which Ms. Gamble has a direct interest in 581 Shares and of which 581 Shares are owned by Ms. Gamble’s husband.
(6)	Includes 9,437 Shares owned by Mr. Wood’s wife.

ITEM 1

ELECTION OF TRUSTEES

Composition of the Board

Our Board of Trustees has seven Trustees. The Trustees are divided into three classes with each class serving a three-year term. The terms of each class expire at successive annual meetings so that the shareholders elect one class at each annual meeting. At its meeting on February 13, 2007, the Board, on recommendation of the Nominating and Corporate Governance Committee, approved the nomination of the following three individuals, all of whom are currently serving on the Board, for election as trustees to hold office until the 2010 Annual Meeting and until their successors have been duly elected and qualified:

Name	Age	Position	Trustee Since	Term to Expire
Jon E. Bortz	50	Class II Independent Trustee	2005	2010
David W. Faeder	50	Class II Independent Trustee	2003	2010
Kristin Gamble	61	Class II Independent Trustee	1995	2010

Jon E. Bortz, President, Chief Executive Officer and a Trustee of LaSalle Hotel Properties, a multi-tenant, multi-operator hotel REIT, since its formation in 1998, including serving as Chairman of the Board since 2001; various other positions within Jones Lang LaSalle Incorporated (formerly known as LaSalle Partners) from 1981 until 1998, including Managing Director of the Investment Advisory Division, founder of the Hotel Group and Senior Vice President of the Investment Division, with various real estate responsibilities that included hotel development and investment activities, development of office and mixed use projects including leasing, construction, arranging and negotiating financing as well as workout and restructuring assignments; consultant and educator for The Mader Group, Inc. from 1979 to 1981; auditor with Touche Ross & Co. from September 1978 to December 1978; Trustee of LaSalle Hotel Properties.

David W. Faeder, Managing Partner of Fountain Square Properties, a diversified real estate company, since 2003 and President of Sunrise Assisted Living Foundation, Inc., a not-for-profit organization, since 2000; President of Sunrise Assisted Living, Inc., a provider of senior living services in the United States, United Kingdom and Canada from 1997 to 2000; Executive Vice President and Chief Financial Officer of Sunrise Assisted Living, Inc. from 1993 to 1997; Vice President of Credit Suisse First Boston (formerly First Boston Corporation) from 1991 to 1993, directing the real estate advisory business for the Resolution Trust Corporation in the Washington, DC area; Vice President of Morgan Stanley and Company, Inc. from 1984 to 1991 specializing in real estate transactions and financings; MBA student at the Colgate Darden Graduate School of Business Administration of the University of Virginia from 1982 to 1984; Senior Accountant with Ernst and Whinney, an accounting firm, from 1981 to 1982; Vice President–Finance/Controller of Better Homes of Virginia, a real estate company, from 1979 to 1981; Staff Accountant with Goodman and Company, an accounting firm, from 1978 to 1979.

Kristin Gamble, President of Flood, Gamble Associates, Inc., an investment counseling firm, since 1984; Senior Vice President of Manufacturers Hanover Corp. with responsibility for all equity investments from 1977 to 1984; Vice President of Research for Foley, Warendorf & Co., a brokerage firm, from 1976 to 1977; Vice President of New Court Capital Management (now Rothschild Inc.), a financial services firm, from 1971 to 1976; Security Analyst with Merrill, Lynch, Pierce, Fenner & Smith from 1968 to 1971; Director of Ethan Allen Interiors, Inc., a furniture manufacturer and retailer.

Vote Required

The affirmative vote of a majority of votes cast at the Annual Meeting, in person or by proxy, is required for the election of Trustees. If you fail to give any instructions on your proxy card on this matter, the proxies identified on the proxy card will vote FOR the election of the named individuals. An abstention or broker non-vote will have no effect on the outcome of the vote on this proposal. You are entitled to cast one vote per Share for each of the three named individuals. Proxies may not be voted for more than three individuals.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE THREE NOMINEES FOR TRUSTEE.

The other four Trustees currently serving on the Board are named below. These Trustees will continue to serve on the Board until the annual meeting to be held in the year indicated.

Name	Age	Position	Trustee Since	Term to Expire
Donald C. Wood	46	Class III Non-Independent Trustee President and Chief Executive Officer of the Trust	2003	2008
Walter F. Loeb	82	Class I Independent Trustee	1991	2009
Gail P. Steinel	50	Class I Independent Trustee	2006	2009
Joseph S. Vassalluzzo	59	Class I Independent Trustee Non-Executive Chairman of the Board	2002	2009

Donald C. Wood, President and Chief Executive Officer of the Trust since January 2003; President and Chief Operating Officer of the Trust from 2001 to 2003; Senior Vice President and Chief Operating Officer of the Trust from 2000 to 2001; Senior Vice President-Chief Operating Officer and Chief Financial Officer of the Trust from 1999 to 2000; Senior Vice President-Treasurer and Chief Financial Officer of the Trust from 1998 to 1999; Senior Vice President and Chief Financial Officer of Caesars World, Inc., a wholly owned subsidiary of ITT Corporation, from 1996 to 1998; various financial positions, including Vice President and Deputy Controller, with ITT Corporation, from 1990 to 1996; Vice President of Finance of Trump Taj Mahal Associates from 1989 to 1990; various positions, including audit manager, with Arthur Andersen LLP from 1982 to 1989.

Walter F. Loeb, President of Loeb Associates Inc., management consultants to domestic and international retail companies, real estate developers, apparel companies and other businesses within the retail industry, and Publisher of the Loeb Retail Letter, since 1990; Principal of Morgan Stanley & Co., Inc. from 1984 until 1990 and Senior Retail Analyst from 1974 until 1990, specializing in investment banking and brokerage. Other prior retail industry experience includes: Vice President of Johnson Redbook Service, a publisher of retail industry research; various positions with P.K. Halsted & Associates, Inc., an international retail consulting firm with clients throughout the United States and Europe; and various executive positions with Macy’s, the May Department Stores and Allied Stores.

Gail P. Steinel, Former Executive Vice President of BearingPoint, Inc., a management and technology consulting firm that provides application services, technology solutions and managed services to companies and government organizations, from July 2002 through February 2007 with responsibility for overseeing the global commercial services business unit; various positions within Arthur Andersen LLP, including global managing partner and founding member of Arthur Andersen’s business consulting practice from 1984 to June 2002 and auditor from 1977 to 1984.

Joseph S. Vassalluzzo, Non-Executive Chairman of the Board of Trustees since February 2006; former Vice Chairman of Staples, Inc., a retailer specializing in home, office, and computer products, from January 2000 through July 2005, with responsibility for overseeing domestic and international growth in its retail and commercial operations; President of Staples Realty & Development, a subsidiary of Staples, Inc., from 1997 to 2000; various other officer positions associated with Staples’ growth and worldwide expansion from 1989 to 1997; various officer positions with American Stores Co., a grocery store chain, and its subsidiaries from 1976 to 1989; various positions in sales, operations and real estate with Mobil Corp. and Amerada Hess Corp. from 1969 to 1976; Director of iParty Corp., a premier multi-channel party supply and party planning company; Director of Commerce Bancorp, Inc., a regional financial services organization serving metropolitan Philadelphia, New Jersey, New York, Delaware, Washington, DC and Virginia; Director of Life Time Fitness, Inc., an operator of distinctive and large sports, athletic, fitness and family recreation centers.

CORPORATE GOVERNANCE

Independence of Trustees

Article III, Section 1 of our Bylaws provides that no more than one of our Trustees can fail to satisfy the independence requirements established by the New York Stock Exchange (“NYSE”), the SEC, our Corporate Governance Guidelines and other applicable rules and regulations. At its first quarterly meeting each calendar year, the Board reviews all relationships between us and each Trustee to determine whether each Trustee satisfies all applicable requirements for independence, including whether there are any material relationships with us which, in the opinion of the Board, would adversely affect the Trustee’s ability to exercise his or her independent judgment as a trustee. The Board also considers independence on an ongoing basis throughout the year if there are any changes in circumstances that could impact a Trustee’s independence.

The Board, on recommendation of the Nominating and Corporate Governance Committee, and after considering all relevant facts and circumstances, determined in February 2006 and February 2007 that, except for Mr. Wood, the Trust’s Chief Executive Officer, each Trustee then serving on the Board satisfied all applicable requirements to be considered independent. Further, the Board has concluded that no Trustee has any relationship with the Trust, material or otherwise, other than those described below. In making that determination, the Board concluded that a Trustee’s position as a director of a company with which we do business does not constitute a material relationship so long as payments made by that company do not account for more than five percent (5%) of our gross revenues or more than ten percent (10%) of the gross revenues of that company. This standard is set forth in our Corporate Governance Guidelines. Except for Mr. Wood who is an employee of the Trust, there are no relationships between the Trust and any of the Trustees except as described below. All of these relationships were considered by the Board in making its determination that all Trustees other than Mr. Wood are independent. The specific relationships considered by the Board in making its independence determinations were the following which include all of those relationships described in the “Certain Relationships and Related Transactions” section below:

Name	Affiliated Company/Position	Relationship
Jon E. Bortz	President, Chief Executive Officer and Chairman of the Board of Trustees of LaSalle Hotel Properties	We held certain functions at hotels owned by LaSalle Hotel Properties and paid LaSalle a total of $55,056 in 2006

David W. Faeder	None	None

Kristin Gamble	Director of Ethan Allen Interiors, Inc.	Ethan Allen leases 2 locations from us totaling 16,579 square feet

Amy B. Lane(1)	Director of Borders Group, Inc.	Borders leases 5 locations from us totaling 128,981 square feet
	Director of The TJX Companies, Inc.	TJX and its affiliates lease 17 locations from us totaling 566,099 square feet

Name	Affiliated Company/Position	Relationship

Walter F. Loeb	None	None

Mark S. Ordan(2)	Former CEO of Balducci’s	Balducci’s leases 2 locations from us totaling 49,203 square feet

Gail P. Steinel(3)	Former Executive Vice President of BearingPoint, Inc.	BearingPoint performed consulting work for us in 2004 and 2005 for which we paid BearingPoint a total of $194,836

Joseph S. Vassalluzzo	Director of Commerce Bancorp, Inc.	Commerce Bank leases 2 locations from us totaling 7,599 square feet
	Director of iParty Corp.	iParty leases 1 location from us totaling 8,500 square feet
	Director of Olly Shoes, LLC	Olly Shoes leases 1 location from us totaling 2,015 square feet

(1)	Ms. Lane served as a Trustee until February 27, 2006. The Board determined that Ms. Lane was independent as of February 2006.
(2)	Mr. Ordan served as a Trustee until October 2, 2006. Mr. Ordan resigned as Chief Executive Officer of Balducci’s in February 2006. The Board determined that Mr. Ordan was independent as of February 2006.
(3)	Ms. Steinel joined the Board on July 10, 2006. The Board determined Ms. Steinel was independent at that time. Ms. Steinel resigned from BearingPoint effective February 28, 2007.

In no instance did the payments made to us by any tenant with which our Trustees are affiliated, or the payments made by us to LaSalle Hotel Properties or BearingPoint, account for more than five percent (5%) of our gross revenues or more than ten percent (10%) of the gross revenues of the tenant, LaSalle Hotel Properties or BearingPoint, as applicable. Further, the payments made to us by Balducci’s accounted for less than 2% of our consolidated gross revenues and less than 2% of the consolidated gross revenues of Balducci’s for each of the last three fiscal years. The payments made by us to LaSalle Hotel Properties in 2006 accounted for less than 2% of our consolidated gross revenues and less than 2% of the consolidated gross revenues of LaSalle Hotel Properties for 2006.

Board of Trustees and Board Committees

Board of Trustees:

During 2006, the Board of Trustees held fourteen meetings and the non-management Trustees (all of whom are independent) held two executive sessions. Mr. Mark Ordan, the former Non-Executive Chairman of the Board, presided over all Board meetings as well as all executive sessions of the non-management Trustees through February 2006. Mr. Vassalluzzo, the current Non-Executive Chairman of the Board, presided over all Board meetings and executive sessions of non-management Trustees beginning in March 2006. The Non-Executive Chairman of the Board is expected to preside over all future Board meetings and executive sessions of non-management Trustees. Each of the Trustees attended at least 75% of all meetings of the Board and the Board committees during his or her tenure on those committees in 2006. On an aggregate basis, the Trustees attended 96% of all Board and Board committee meetings in 2006. Our Corporate Governance Guidelines provide that all Trustees are expected to attend all meetings of the Board and the Board committees on which he or she serves as well as the Annual Meeting of Shareholders. All Trustees who served on the Board at the time of our 2006 Annual Meeting of Shareholders attended that meeting.

The Board has three standing committees which are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee operates under a written charter which is available in the Investor Information section of our website at www.federalrealty.com. You may also obtain a print copy of the committee charters by sending a written request to Investor Relations at 1626 East Jefferson Street, Rockville, Maryland 20852. Each member of these committees meets, and throughout 2006 met, the independence, experience and, with respect to the Audit Committee, the financial literacy requirements, of the NYSE, the SEC and our Corporate Governance Guidelines.

The current members of these committees are:

Audit Committee (1)	Compensation Committee (2)	Nominating and Corporate Governance Committee (3)
David W. Faeder*	Jon E. Bortz*	Kristin Gamble*
Jon E. Bortz	David W. Faeder	Walter F. Loeb
Walter F. Loeb	Kristin Gamble	Joseph S. Vassalluzzo
Joseph S. Vassalluzzo	Gail P. Steinel

*	Denotes current chairman of the committee
(1)	Mr. Faeder replaced Mr. Vassalluzzo as chairman of the Audit Committee in March 2006 and serves as the “audit committee financial expert.” Ms. Gamble served on the Audit Committee from January 2006 until October 2006 and Mr. Ordan served on the Audit Committee from August 2006 until October 2006.
(2)	Mr. Bortz replaced Ms. Lane, a former Trustee, as chairman of the Compensation Committee in March 2006. Ms. Steinel joined the Compensation Committee in August 2006 and Ms. Gamble joined the Compensation Committee in October 2006. Ms. Lane served on the Compensation Committee from January 2006 through February 2006 and Mr. Ordan served on the Compensation Committee from January 2006 until August 2006.
(3)	Mr. Loeb joined the Nominating and Corporate Governance Committee in October 2006. Ms. Lane served on this Committee from January 2006 through February 2006 and Mr. Ordan served on this Committee from January 2006 through October 2006.

Audit Committee

The Audit Committee is responsible for, among other things: (a) selecting the independent registered public accounting firm and approving and overseeing their work; (b) overseeing our financial reporting, including reviewing results with management and the independent registered public accounting firm; and (c) overseeing our internal systems of accounting and controls. During 2006, the Audit Committee met five times.

Compensation Committee

The Compensation Committee is responsible for, among other things: (a) reviewing and recommending compensation for our officers; (b) administering the 2001 Long-Term Incentive Plan, including making awards under that plan; and (c) administering other benefit programs of the Trust. During 2006, the Compensation Committee met three times.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things: (a) recommending individuals to stand for election to the Board; (b) making recommendations regarding committee memberships; and (c) overseeing our corporate governance policies and procedures, including Board and Trustee evaluations. During 2006, the Nominating and Corporate Governance Committee met four times.

Identifying individuals to stand for election as Trustees

The Nominating and Corporate Governance Committee is responsible for identifying individuals to stand for election as Trustees. It begins the process by determining whether there are any changes that should be made to the Board in terms of size or skill sets in order for the Board to appropriately perform its responsibilities. If the

Committee concludes that no changes are needed, it first reviews each of the incumbent Trustees whose terms are expiring to determine whether those individuals should be nominated for reelection to the Board. If the Committee determines that the Board should be expanded or that the incumbent Trustees whose terms are expiring should not be nominated for reelection and those positions need to be filled, the Committee will seek recommendations from other Board members for possible candidates, and if no appropriate candidates are identified, the Committee will consider retaining a search firm. Recommendations provided by shareholders will also be considered and will be evaluated on the same basis as all other candidates.

The primary factors included in the Committee’s determination are whether the individual possesses skills which are desirable for the effective oversight of our operations and complementary to the skills of the other Trustees, and if the individual is an incumbent Trustee, whether he or she is performing his or her responsibilities as a Trustee well and adding value to the Board and its operations as reflected on the most recent individual Trustee evaluations. All candidates for election to the Board should, at a minimum, possess public company, real estate, retail and/or other financial experience and have a history of honesty, integrity and fair dealing with third parties.

Once a candidate is identified who has not previously served on the Board, the Committee arranges meetings between the candidate and Board members as well as our senior management. The Committee also undertakes whatever investigative and due diligence activities it deems necessary to verify the candidate’s credentials and determine whether the candidate would be a positive contributor to the operations of the Board and a good representative of our shareholders. Critical to this whole process is the Committee’s determination that any candidate presented to the shareholders for election to the Board satisfies all of the independence requirements imposed by the NYSE, the SEC, our Corporate Governance Guidelines and other applicable rules and regulations.

Any shareholder may propose a candidate to be nominated for election to the Board by following the procedures outlined in Article II, Section 13 of our Bylaws. Any shareholder wishing to present a candidate for consideration as a Trustee for election at our 2008 Annual Meeting of Shareholders must provide the Committee with the name of the shareholder proposing the candidate as well as contact information for that shareholder, the name of the individual proposed for election, a resume or similar summary that includes the individual’s qualifications and such other factual information that would be necessary or helpful for the Committee to evaluate the individual. The information should be sent to the Committee, in care of the Trust’s Secretary, by no later than November 15, 2007 so that the Secretary can forward it to the Committee chairman for consideration. The Committee will not have sufficient time to evaluate any candidate submitted after that date. A copy of our Bylaws is available in the Investor Information section of our website at www.federalrealty.com.

Trustee Compensation

In 2006 non-employee Trustees were entitled to receive a fee for their service on the Board. The Non-Executive Chairman of the Board was eligible to receive an annual fee for Board service of $135,000 and each other Trustee was eligible to receive an annual fee of $80,000. A minimum of 20% of that annual fee was required to be paid in Shares; however, each Trustee had the option to take a larger portion of the fee in Shares. For 2006, each Trustee elected to take between 20% and 50% of his or her fee in Shares. In addition to the annual fee, the chairman of the Audit Committee received $15,000 for service as Audit Committee chairman and the chairmen of each of the Compensation and Nominating and Corporate Governance Committees received $10,000 for service as chairmen of those committees. The actual annual fee and chairman fee that a Trustee was eligible to receive was prorated based on the number of months during the year he or she served as a Trustee, Non-Executive Chairman or chairman of a committee, as applicable. Each Trustee also was reimbursed for expenses incurred in connection with performing his or her responsibilities as a Trustee. Mr. Wood did not receive any compensation for his service on the Board in 2006.

Payment of the portion of the annual fee each Trustee elected to receive in Shares (“Equity Fee”) was calculated in the same way as long-term equity awards are calculated for our senior management team under our 2003 Long-Term Incentive Award Program (“LTIAP”) which is described in detail in the “Compensation Discussion and Analysis” section below. For Trustees to earn their Equity Fee, we must achieve pre-established performance levels for three separate performance measures for the period from January 1, 2004 through December 31, 2006. Fifty percent (50%) of the Equity Fee was contingent on our relative total return to shareholders (taking into account both stock price appreciation and dividends, assuming all dividends are reinvested) as compared with the Bloomberg REIT Shopping Center Index; twenty-five percent (25%) of the Equity Fee was contingent on our absolute total return to shareholders (taking into account both stock price appreciation and dividends, assuming all dividends are reinvested); and the remaining twenty-five percent (25%) of the Equity Fee was contingent on our return on invested capital.

No Equity Fee award is earned for any performance metric if we achieve less than the threshold level. Trustees can earn between 50% to 100% of their Equity Fee for a performance metric if we achieve above the threshold level but below the target level and between 100% and 150% of their Equity Fee for a performance metric if we achieve above the target level but below the stretch level. If we achieve above the stretch level on any performance metric, the Trustee will be eligible to earn 150% of his or her Equity Fee for that performance metric.

The threshold, target and stretch level of performance set by the Compensation Committee for each performance metric used for determining the amount of the Equity Fee for each Trustee for the 3-year period from January 1, 2004 through December 31, 2006 was the same as set for our senior management team and is as follows:

Performance Measure	Threshold	Target	Stretch	Actual Achieved
Relative Total Return	40th percentile	60th percentile	80th percentile	96th percentile
Absolute Total Return	8.0%	10.0%	12.0%	35.59%
Return on Invested Capital	9.5%	9.75%	10.0%	10.11%

The Equity Fee is paid in the form of Shares that vest immediately on the date of the grant. The number of Shares actually awarded was determined by dividing the amount of the Equity Fee by $92.30, the closing price of our stock on the NYSE on February 12, 2007, the date the Equity Fee was paid.

In 2006, the Trust performed beyond the stretch level of performance on all three performance measures resulting in payment of the Equity Fee at 150% of the amount each Trustee elected to receive in Shares. The final amount of the Equity Fee earned by each Trustee is determined at the Compensation Committee’s annual meeting that occurs sometime in February of each calendar year. Whether these awards are made before or after we release financial results for the prior fiscal year depends solely on when the Compensation Committee meets in relation to the meetings of the Board and the Audit Committee, the dates for all of which are set in October or November of the preceding year.

In addition to the annual retainer described above and in exchange for providing additional services to the Board with respect to evaluating prospective real estate acquisitions and dispositions by us, we made available to Mr. Vassalluzzo an office, for both Trust business and personal use, in our regional office in Wynnewood, Pennsylvania, as well as administrative support and office equipment. Except for the annual fee for serving as a Trustee, the annual fee for serving as chairman of a committee and the use of an office and administrative support made available to Mr. Vassalluzzo, all as described above, there were no additional fees paid to any Trustee, including the Non-Executive Chairman, for service on any of the Board committees or for attendance at any Board or committee meetings.

Total compensation awarded to Trustees for service in 2006 were as follows:

2006 Director Compensation
Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
	($)	($) (1)(2)	($)	($)
Jon E. Bortz(3)	$48,333	$60,000	$—	$108,333
David W. Faeder	$76,500	$24,000	$—	$100,500
Kristin Gamble	$74,000	$24,000	$—	$98,000
Amy B. Lane(4)	$12,055	$—	$—	$12,055
Walter F. Loeb	$64,000	$24,000	$—	$88,000
Mark S. Ordan(4)	$76,083	$—	$—	$76,083
Gail P. Steinel	$26,460	$17,010	$—	$43,470
Joseph S. Vassalluzzo(5)	$65,417	$94,375	$30,503	$190,295

Total	$442,848	$243,385	$30,503	$716,736

(1)	Amounts in this column reflect the dollar amount recognized for financial statement reporting purposes in accordance with Financial Accounting Statement 123R (“FAS 123R”) for the fiscal year ended December 31, 2006. Assumptions used in calculating the amounts included in this column are described in footnote 14 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007. Dividends are paid on all Shares awarded at the same rate as paid to all other holders of our common shares as declared by our Board from time to time.
(2)	As of December 31, 2006, Mr. Bortz owned 155 Shares; Mr. Faeder owned 695 Shares and had 2,500 options; Ms. Gamble owned 3,776 Shares and had 15,000 options; Mr. Loeb owned 14,125 Shares; Ms. Steinel owned no Shares; and Mr. Vassalluzzo owned 5,739 Shares and 2,500 options.
(3)	As a result of an administrative error, Mr. Bortz was overpaid cash compensation in 2006 of $24,000 which has been credited towards payment of his 2007 fees.
(4)	With Ms. Lane’s and Mr. Ordan’s resignation from the Board in 2006, their 2006 fees were paid entirely in cash.
(5)	The amount in the “All Other Compensation” column represents our estimated value of the office and administrative services and office equipment we made available to Mr. Vassalluzzo for both Trust business and personal use in our regional office in Wynnewood, Pennsylvania. We estimated the value by assigning a market rent to the office being used by Mr. Vassalluzzo, valuing 1/3 of the cost of the administrative assistant supporting Mr. Vassalluzzo and assigning a pro rata cost of all additional office overhead based on the number of people located in our Wynnewood office. We believe the incremental cost to us of providing this office space, administrative support and office equipment is less than $500.

Communications with the Board

Any shareholder of the Trust or any other interested party may communicate with the Board as a whole, the non-management Trustees of the Board as a group, the Non-Executive Chairman of the Board, and/or any individual Trustee by sending the communication to the Trust’s corporate offices at 1626 East Jefferson Street, Rockville, MD 20852 in care of the Trust’s General Counsel. All such communications should identify the party to whom they are being sent, and any communication which indicates it is for the Board of Trustees or fails to identify a particular Trustee will be deemed to be a communication intended for the Trust’s Non-Executive Chairman of the Board. The Trust’s General Counsel will promptly forward to the appropriate Trustee all communications he or she receives for the Board or any individual Trustee which relate to the Trust’s business, operations, financial condition, management, employees or similar matters. The Trust’s General Counsel will not forward to any Trustee any advertising, solicitation or similar materials.

Other Corporate Documents

The Board of Trustees has adopted a Code of Ethics for senior financial officers as well as a Code of Business Conduct that applies to all of our Trustees and employees. In addition, the Board operates under Corporate Governance Guidelines. The Code of Ethics for our senior financial officers, our Code of Business Conduct and our Corporate Governance Guidelines are available in the Investor Information section of our website at www.federalrealty.com. You may also obtain a print copy of those documents by sending a written request to Investor Relations at 1626 East Jefferson Street, Rockville, Maryland 20852.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Trust filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Trust specifically incorporates this Report by reference therein.

Management is primarily responsible for our financial statements and reporting process. Our independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting principles (“GAAP”) and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board. In addition, the Audit Committee oversees the work of our internal audit function which has been provided by The Reznick Group since March 2003.

The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. All quarterly meetings during 2006, and other meetings when appropriate, included executive sessions with our independent accountant without management being present. The Audit Committee met five times during 2006, including four executive sessions with Grant Thornton. In the course of fulfilling its oversight responsibilities, the Audit Committee met with both management and Grant Thornton to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with Grant Thornton matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, including the reasonableness of judgments and the clarity and completeness of financial disclosures. In addition, the Audit Committee discussed with Grant Thornton matters relating to its independence and has received from Grant Thornton the written disclosures and letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

Throughout 2006, our internal auditors tested on an on-going basis the effectiveness of our internal controls and reported their findings to the Audit Committee. Grant Thornton, as part of its 2006 audit of our financial statements, independently reviewed our internal controls and concluded that there were no material weaknesses or significant deficiencies.

The Audit Committee also continued to closely monitor during 2006 the non-audit services provided by Grant Thornton. The Audit Committee has limited these services primarily to income tax form preparation for the Trust and our subsidiaries and the provision of advice on the tax impacts of acquisition and other property related transactions. Grant Thornton also performed audits in connection with certain of our acquisitions in 2006 and the audit of the financial statements of our joint venture with the Clarion Lion Properties Fund in which we own a 30% equity interest. The Audit Committee approved Grant Thornton’s performing the audit for our joint venture only after determining that it would not adversely impact Grant Thornton’s independence.

On the basis of the reviews and discussions the Audit Committee has had with Grant Thornton, our internal auditor and management, the Audit Committee recommended to the Board of Trustees that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Submitted by:

David W. Faeder, Chairman*

Jon E. Bortz

Walter F. Loeb

Joseph S. Vassalluzzo

*	Mr. Faeder replaced Mr. Vassalluzzo as Chairman of the Audit Committee effective February 27, 2006.

ITEM 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees has retained Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2007 and is asking the shareholders to ratify that selection. Our organizational documents do not require that our shareholders ratify the selection of Grant Thornton LLP as our independent registered public accounting firm; however, we are seeking ratification because we believe that it is a matter of good corporate practice. If the ratification is not approved, the Audit Committee may reconsider whether to retain Grant Thornton LLP. Even if the ratification is approved, the Audit Committee may change the appointment of Grant Thornton LLP at any time if it determines such a change would be in the best interests of us and our shareholders.

A representative of Grant Thornton LLP will be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from shareholders.

The Audit Committee believes that Grant Thornton LLP is qualified to serve as our independent registered public accounting firm. Grant Thornton LLP is familiar with our affairs and financial procedures, having served as our independent accountant since June 4, 2002 and having also served in that capacity for approximately 20 years prior to 1999. Grant Thornton LLP is registered with the Public Company Accounting Oversight Board.

Pursuant to its charter, the Audit Committee must pre-approve all audit and non-audit services provided by Grant Thornton LLP. For 2007 the Audit Committee to date has approved Grant Thornton LLP’s providing the following non-audit services: (a) tax planning and other consultation for purposes of structuring acquisitions, dispositions, joint ventures and other investment or financing opportunities as well as consultation associated with financial reporting matters (e.g. implementation of newly issued accounting standards) provided that the aggregate amount paid to Grant Thornton for such services does not exceed $75,000; (b) issuance of comfort letters and consents in connection with capital markets transactions approved in accordance with our policies and procedures provided that the aggregate amount paid to Grant Thornton for such services does not exceed $75,000; and (c) a Limited Review of our annual letter to the State of California Department of Environmental Quality provided that the aggregate amount paid to Grant Thornton for such services does not exceed $2,600.

Once the pre-approved dollar limit for the applicable non-audit service has been reached, no additional services of that type can be provided by Grant Thornton LLP without further approval by the Audit Committee. The Audit Committee has concluded that Grant Thornton LLP’s providing these permissible non-audit services up to the aggregate pre-approved amounts would not compromise Grant Thornton LLP’s independence. The Audit Committee may approve Grant Thornton LLP’s providing additional non-audit services or services in excess of the amounts specified above if it determines that it is in our best interest and that Grant Thornton LLP’s independence would not be compromised. All audit and non-audit services provided to us by Grant Thornton LLP for the 2006 fiscal year are described in the “Relationship With Independent Registered Public Accounting Firm” section below.

In addition to the foregoing non-audit services, the Audit Committee also has approved Grant Thornton LLP’s performing audits in connection with certain of our acquisitions in 2006 and the audit of the financial statements for our equity joint venture with affiliates of the Clarion Lion Properties Fund for the fiscal years ending 2004, 2005 and 2006. We own a 30% interest in that joint venture. The Audit Committee approved Grant Thornton LLP’s performing this audit using the same criteria it uses for approving non-audit services. Although we do not consolidate the results of the joint venture, we do include our share of the joint venture’s results in our financial statements. The Committee concluded that having Grant Thornton LLP perform the joint venture’s audit facilitates the inclusion of those results in our financial statements.

Vote Required

The affirmative vote of a majority of votes cast at the Annual Meeting, in person or by proxy, is required to approve the proposal to ratify the Audit Committee’s selection of Grant Thornton LLP as our independent registered public accounting firm for 2007. If you fail to give any instructions on your proxy card on this matter, the proxies identified on the proxy card will vote FOR this proposal. An abstention or broker non-vote will have no effect on the outcome of the vote on this proposal.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE AUDIT COMMITTEE’S SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP has served as our independent registered public accounting firm for the years 2002 through 2006. The Audit Committee approves in advance all fees paid to and services provided by Grant Thornton LLP. In addition, the Audit Committee has considered those services provided by Grant Thornton LLP and has determined that such services are compatible with maintaining the independence of Grant Thornton LLP. During 2006 and 2005, we retained Grant Thornton LLP to provide services in the following categories and amounts:

	2006	2005
Audit Fees(1)	$446,685	$367,600
Audit-Related Fees(2)	77,908	15,635
Tax Fees(3)	283,986	261,970

Total	$808,579	$645,205

(1)	Audit fees include all fees and expenses for services in connection with: (a) the audit of our financial statements included in our annual reports on Form 10-K; (b) Sarbanes-Oxley Section 404 relating to our annual audit; (c) the review of the financial statements included in our quarterly reports on Form 10-Q; and (d) consents and comfort letters issued in connection with debt offerings and common stock offerings. These figures do not include $14,175 and $13,230 we paid to Grant Thornton LLP as our 30% share of the cost of the audits of the fiscal 2006 and 2005 financial statements, respectively, of Federal/Lion Venture LP, our joint venture with affiliates of Clarion Lion Properties Fund.
(2)	Audit-related fees primarily including audits in connection with acquisitions and audits of our employee benefit plans.
(3)	Tax fees include preparation of federal and state tax returns for us and certain of our subsidiaries, earnings and profits calculations and requested tax research, none of which research related to tax shelters.

EXECUTIVE OFFICERS

Our “named executive officers” are:

Name	Age	Position
Donald C. Wood	46	President and Chief Executive Officer
Larry E. Finger	53	Executive Vice President—Chief Financial Officer and Treasurer
Dawn M. Becker	43	Executive Vice President—General Counsel and Secretary
Jeffrey S. Berkes	43	Executive Vice President—Chief Investment Officer

Donald C. Wood, Information for Mr. Wood is provided above in “Item 1—Election of Trustees.”

Larry E. Finger, Executive Vice President—Chief Financial Officer and Treasurer of the Trust since February 2005, with responsibility for overseeing the Trust’s East Coast asset management, capital markets, financial reporting and investor relations functions; Senior Vice President—Chief Financial Officer and Treasurer of the Trust from March 2002 to February 2005; Senior Vice President—Chief Financial Officer of Washington Real Estate Investment Trust from 1995 to 2001 and, from 1993 to 1994, various other positions with Washington Real Estate Investment Trust; Founder and owner of a multi-restaurant delivery service from 1991 to 1993; various positions with Savage/Fogarty Cos., a real estate development, investment, asset management, property management and leasing company, from 1978 to 1991, most recently as Chief Operating Officer from 1984 to 1991.

Dawn M. Becker, Executive Vice President—General Counsel and Secretary of the Trust since February 2005, with responsibility for overseeing the Trust’s West Coast operations, all legal work and due diligence relating to acquisitions, dispositions, development and financing, securities law compliance and corporate governance matters; Senior Vice President—General Counsel and Secretary of the Trust from February 2003 to February 2005; Vice President—General Counsel and Secretary of the Trust from 2002 to February 2003; Vice President—Real Estate and Finance Counsel of the Trust from 2000 to 2002; Senior Legal Counsel with the Trust from 1997 to 2000; attorney with Andrews & Kurth LLP from 1993 to 1997, Davis Wright Tremaine from 1992 to 1993, Bingham Dana & Gould (now known as Bingham McCutcheon) from 1991 to 1992 and Shaw Pittman LLP (now known as Pillsbury Winthrop Shaw Pittman LLP) from 1988 to 1991, practicing law in the real estate and creditors rights areas.

Jeffrey S. Berkes, Executive Vice President—Chief Investment Officer since February 2006, with responsibility for overseeing acquisitions, dispositions and other investment activity for the Trust; Senior Vice President—Chief Investment Officer of the Trust from June 2003 to February 2006; Senior Vice President—Strategic Transactions of the Trust from February 2002 to June 2003; Vice President—Strategic Transactions of the Trust from 2000 to February 2002; Vice President of Acquisitions and Finance for Velsor Properties LLC, a private real estate investment firm, from 1998 until 2000; Director of Acquisitions with the Trust from 1997 to 1998; Vice President of Acquisitions for Heitman Financial Services, Ltd. (formerly JMB Institutional Realty Advisors, Inc., which was acquired by United Asset Management and merged with Heitman Financial), a private real estate investment firm, from 1993 until 1997; Other prior real estate experience from 1985 to 1993 with ITT Real Estate Services, CB Commercial and Joseph Farber and Company.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives:

Our compensation programs are designed to create a compensation package for each executive officer that is sufficiently competitive to attract and retain top-level real estate professionals and to motivate those individuals to achieve superior results for the Trust. As part of this compensation philosophy, we endeavor to provide a strong link between an executive’s total earnings opportunity and our short-term and long-term performance based on the achievement of pre-determined financial targets and operating goals and to encourage our executives to enhance shareholder value by acting and thinking like shareholders. The key principles guiding our compensation decisions are:

1. Total compensation opportunities must be competitive with the marketplace so that we can attract, retain and motivate talented executives who are necessary for achieving superior results for the Trust; however, the aggregate compensation levels must be reasonable in the context of our overall cost structure and not impact our ability to achieve the annual growth in funds from operations (“FFO”) per share that is a key objective of our operating strategy. FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of FFO to net income is included on page 56 of our Annual Report on Form 10-K filed with the SEC on March 1, 2007.

2. A significant part of each executive’s compensation potential should be dependent on achieving specific financial objectives that will create both short-term and long-term shareholder value. When the company performs well on both an absolute basis and a relative basis, executives will receive greater incentive compensation and when the company does not perform well either on an absolute basis or on a relative basis, incentive compensation will be reduced.

3. A significant portion of each executive’s total compensation opportunity should be equity based. Our executives should act in the best interest of our shareholders and the best way to encourage them to do that is through compensating them with an equity stake in the Trust and requiring that they maintain a meaningful ownership position. To facilitate this objective, we have adopted guidelines for our Chief Executive Officer, and Executive and Senior Vice Presidents that require them to maintain a minimum level of equity ownership in the Trust equal to a multiple of his or her annual base salary and annual bonus as follows:

Chief Executive Officer	3 times
Chief Financial Officer	2 1/2 times
Other Executive and Senior Vice Presidents	2 times

The Nominating and Corporate Governance Committee reviews compliance with these requirements at December 31 of each year and confirmed that all of our senior officers were in compliance with the minimum stock ownership requirements at December 31, 2006.

4. The amount each executive actually earns out of his or her total compensation opportunity should vary based on the person’s performance, contribution and overall value to the business. The proportion of an individual’s total compensation that varies with individual and company performance objectives should increase as the individual’s business responsibilities increase.

Each executive officer’s annual compensation package, including the compensation package for the Chief Executive Officer, includes three components: (a) base salary; (b) an annual performance bonus that is earned on the basis of achieving annual financial objectives and individual performance; and (c) a long-term equity incentive that is determined on the basis of our performance over a three year period. Each of these components will be discussed in more detail below.

Management’s Role in Compensation Decisions:

Our Chief Executive Officer, Mr. Wood, makes recommendations to the Compensation Committee for annual compensation paid to all Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. He also makes recommendations for equity awards to other employees throughout the company. The Compensation Committee can accept or modify Mr. Wood’s recommendations as they see fit.

In addition, Mr. Wood is the sole member of a committee created by the Board with authority to make awards of Shares and options throughout the year to non-officer employees and new hires. This committee has authority to issue up to 100,000 options per year, but no more than 20,000 options to any one individual, and to issue up to 25,000 restricted Shares per year, but no more than 2,500 Shares to any one individual. We notify the Chairman of the Compensation Committee of all awards made by this committee within one day after the award is made and include with that notification a copy of the approval of the award by the committee. This committee cannot make equity awards to any of our officers or Trustees.

Timing of Equity Grants:

Equity awards to our employees under our annual bonus plan and long-term incentive award program described below are made at the Compensation Committee’s annual meeting that occurs sometime in February of each calendar year. Whether these awards are made before or after we release financial results for the prior fiscal year depends solely on when the Compensation Committee meets in relation to the meetings of the Board and the Audit Committee, the dates for all of which are set in October or November of the preceding year. Equity awards to new hires are generally made on the first day on which the employee starts work and equity awards to employees who are promoted generally are made on the day on which the promotion has been fully approved. All of our options are awarded at the closing price of our common stock on the NYSE on the date the award is granted. Neither the Compensation Committee nor the special equity award committee has ever granted options with an exercise price that is less than the closing price on the NYSE on the date of the grant nor has either committee granted options which are priced on a date other than the grant date.

Termination and Change- in-Control Arrangements:

We have agreements in place with each of our named executive officers providing for various payments and benefits to be made to them if their employment with us is terminated for certain reasons or if there is a change in control. The circumstances in which payments may be made and the potential amounts of those payments are described in more detail in the “Potential Payments on Termination of Employment and Change-in-Control” section below. We believe that the payments provided for in these agreements are reasonable and appropriate as part of the total compensation packages available for our named executive officers.

2006 Compensation:

In establishing market parameters for 2006 compensation, the Compensation Committee relied on a number of sources, including the information for retail REITs and REITs with equity market capitalization of $3-$6 billion as reflected in the National Association of Real Estate Investment Trust’s 2005 and 2006 Compensation and Benefits Surveys (“NAREIT Survey”). Because we compete with many of the companies covered by the NAREIT Survey for both employees and stockholder investment, we believe the NAREIT Survey is an appropriate source of compensation information. The Compensation Committee has the authority under its charter to retain compensation consultants and elected to retain Pearl Meyer Partners in 2006 solely to perform a review of and make recommendations for CEO compensation.

We generally target total compensation for each position at somewhere between the median/average and the 75th percentile shown in the NAREIT Survey for each position. Where in that range a particular person’s compensation is targeted depends on a number of factors which may include the individual’s contributions to our performance, level of individual responsibility, comparability of job responsibilities to the benchmark position in the NAREIT Survey and market factors. Total compensation could be below the median/average or above the 75th percentile if individual circumstances warrant. Once the total compensation target is established for each executive, an individual compensation package is created using a combination of base salary, annual bonus and long-term equity incentives.

Our Performance in 2006:

All executive compensation decisions take into account our performance for the prior year or years as well as prospects for the future. Some of our key performance metrics for 2006 included the following:

•	Annual FFO per share growth of 9.5% over 2005

•	Annual property operating income growth of 11.8% over 2005

•

Annual total return to shareholders in 2006 of 45% as compared to a 35% total return for the Bloomberg REIT Shopping Center Index. The Bloomberg REIT Shopping Center Index includes all other publicly traded REITs in the strip shopping center sector

•

Annualized total return to shareholders over the 3-year period from January 1, 2004 through December 31, 2006 of 36% as compared to a 26% total return for the Bloomberg REIT Shopping Center Index for the same period

Components of Executive Compensation:

Base Salary:

Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid for similar positions as reflected in the NAREIT Survey. Base salaries are used to compensate the executive for services rendered during the year. Generally, we believe that executive base salaries should account for a relatively modest portion of each individual’s total compensation package. Because we start our process with determining an appropriate level of total compensation, we do not target base salaries to any specific level in the NAREIT Survey but rather use that information as a guide to confirm that the base salaries are within market parameters. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Salaries for Ms. Becker, Mr. Berkes and Mr. Finger are set by the Compensation Committee taking into account Mr. Wood’s recommendation. The Compensation Committee sets Mr. Wood’s base salary. In February 2006, the Compensation Committee set 2006 base salaries for our named executive officers as follows:

Mr. Wood	$600,000
Mr. Finger	$350,000
Ms. Becker	$250,000
Mr. Berkes	$300,000

These salaries were, in the aggregate, 17% higher than the base salaries in place for 2005; however, we believe these base salary increases were appropriate given the responsibilities of these individuals and the fact that their base salaries had not been increased since February 2004. Consistent with our philosophy, these base salaries represented about 25-30% of the total compensation paid to Ms. Becker, Mr. Berkes (including an allocable portion of the one-time equity award made to Mr. Berkes and described below) and Mr. Finger for 2006 and about 14% of the total 2006 compensation paid to Mr. Wood.

Annual Bonus:

Annual bonuses for about 95% of our employees, including all of our named executive officers, are determined each year in accordance with our Annual Incentive Bonus Plan (“Annual Bonus Plan”). The Annual Bonus Plan is intended to compensate our employees for achieving either an annual level of FFO per share that is consistent with our business strategy of delivering targeted annual FFO per share growth or a regional property operating income goal, and for achieving measurable individual annual performance objectives which are set at the beginning of each year.

Our Annual Bonus Plan provides for a bonus, dependent upon the level of achievement of the stated corporate/regional goals and personal performance, calculated as a percentage of the person’s base salary, with more senior executive officers being compensated at a higher percentage of base salary. The Compensation Committee sets the annual bonus for Mr. Wood and approves the annual bonus for each named executive officer other than Mr. Wood based on Mr. Wood’s recommendations. For 2006, the target bonus awards (as a percentage of base salary) for our named executive officers were 100% for Mr. Wood and 75% for each of Ms. Becker,

Mr. Berkes and Mr. Finger. Depending on the achievement of the predetermined targets, the annual bonus opportunity may be less than or greater than the target bonus amount. Maximum payout for our employees is 125% of the target bonus. Each employee designated as a “director” or higher, including all of our named executive officers, has the option to receive up to 25% of his or her annual bonus in the form of Shares that vest equally over three years. The amount an individual elects to receive in Shares is paid out at 120% of that amount in consideration of the extended vesting. For 2006, each of Mr. Wood and Mr. Finger elected to receive 25% of his annual bonus in Shares and Ms. Becker and Mr. Berkes each elected 20%.

Each year, after a detailed review of our budget, the Compensation Committee sets a threshold, target and stretch level of FFO per share to be achieved for purposes of the Annual Bonus Plan. Mr. Wood sets similar targets for property operating income for both our East and West Coast regions. The FFO per share levels set by the Compensation Committee for 2006 were as follows:

Threshold:	$3.28 (7% growth over 2005 FFO per share)
Target:	$3.34 (9% growth over 2005 FFO per share)
Stretch:	$3.40 (11% growth over 2005 FFO per share)

How much of an annual bonus our employees, including our named executive officers, may receive depends on the actual level of performance. No bonus is paid if we achieve annual FFO per share less than the threshold level. Employees can receive between 75% to 100% of their targeted bonus if we achieve FFO per share above the threshold level but below the target level and between 100% and 125% of their targeted bonus if we achieve FFO per share above the target level but below the stretch level. If we achieve FFO per share above the stretch level, employees will be eligible to receive up to 125% of their targeted bonus amount.

In 2006, our FFO per share was $3.35 which resulted in the annual bonus pool for FFO per share, and the potential annual bonus for Mr. Wood, Mr. Finger and Mr. Berkes, being funded at 104%. With Ms. Becker’s having assumed responsibility in 2006 for overseeing our West Coast operations, one-half of her bonus payout was determined on the basis of our FFO per share and one-half was determined on the basis of West Coast property operating income which was funded at 95% of target.

Of the potential bonus payable to each employee determined as described above, 75% of the final payout is determined on the basis of the individual’s performance. Mr. Wood provides the Compensation Committee with a review of each named executive officer’s performance and the Compensation Committee conducts its own review of Mr. Wood’s performance. Based on these reviews, the Compensation Committee determined that each of Mr. Wood, Mr. Finger, Ms. Becker and Mr. Berkes had achieved his or her 2006 goals and awarded each a full annual bonus in accordance with the Annual Bonus Plan. Mr. Wood recommended, and the Compensation Committee approved, increasing Ms. Becker’s 2006 annual bonus potential by $12,500 which resulted in a total bonus earned by Ms. Becker of $12,438 more than provided for under the Annual Bonus Plan. That additional amount is reflected in the “Bonus” column of the Summary Compensation Table in this proxy statement. Annual bonuses accounted for between 20% and 24% of the total compensation paid to the named executive officers other than Mr. Wood for 2006 and approximately 14% of the total 2006 compensation earned by Mr. Wood. The cash portion of these annual bonuses is reflected in the “Non-Equity Based Incentive Plan” column in the Summary Compensation Table in this proxy statement. The portion of the annual bonus paid in Shares will be included in the “Grants of Plan-Based Award Table” in our 2008 proxy statement.

Annual Long-Term Equity Incentives:

We believe that outstanding long-term performance is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of equity-based awards. Long-term incentive awards are made to all officers and participants in our leadership education and development program under our LTIAP. This program was designed to align a significant portion of compensation for our senior management team with the creation of long-term shareholder value by making stock and option awards to those individuals on the basis of our performance over a 3-year period.

Under the LTIAP, the Compensation Committee approves each year a targeted award amount for each participant in the program. Each individual can earn up to fifty percent (50%) of the targeted award depending on our relative total return to shareholders (taking into account both stock price appreciation and dividends, assuming all dividends are reinvested) as compared with the Bloomberg REIT Shopping Center Index. Twenty-five percent (25%) of the targeted award is earned on the basis of our absolute total return to shareholders (taking into account both stock price appreciation and dividends, assuming all dividends are reinvested) with the remaining twenty-five percent (25%) of the targeted award being earned on the basis of our return on invested capital. For 2006, our performance on all three measures was determined over the period from January 1, 2004 through December 31, 2006.

No LTIAP award will be earned for any performance metric if we achieve less than the threshold level. Individuals can earn between 50% to 100% of their targeted LTIAP award for a performance metric if we achieve above the threshold level but below the target level and between 100% and 150% of their targeted LTIAP award for a performance metric if we achieve above the target level but below the stretch level. If we achieve at or above the stretch level on any performance metric, the individual will be eligible to earn 150% of his or her targeted award for that performance metric. The Compensation Committee then has the discretion to increase or decrease any LTIAP award by up to 20% to reflect individual performance.

The LTIAP awards are made in the form of restricted Shares that vest in equal installments over a three-year period and/or options that vest in equal installments over a five-year period, as elected by each individual participant. Each individual can elect to take up to 50% of their LTIAP awards in the form of options. Mr. Wood elected to receive 90% of his 2006 LTIAP award in restricted Shares and 10% in options. Each of Mr. Finger and Ms. Becker elected to receive 100% of their 2006 LTIAP awards in restricted Shares.

The award targets set by the Compensation Committee for each performance metric for the named executive officers receiving LTIAP awards for 2006 are set forth in the following table:

	Threshold	Target	Stretch
Donald Wood
Relative Total Return	$475,000	$950,000	$1,425,000
Absolute Total Return	$237,500	$475,000	$712,500
Return on Invested Capital	$237,500	$475,000	$712,500

Total Potential Award	$950,000	$1,900,000	$2,850,000

Larry Finger
Relative Total Return	$75,000	$150,000	$225,000
Absolute Total Return	$37,500	$75,000	$112,500
Return on Invested Capital	$37,500	$75,000	$112,500

Total Potential Award	$150,000	$300,000	$450,000

Dawn Becker
Relative Total Return	$50,000	$100,000	$150,000
Absolute Total Return	$25,000	$50,000	$75,000
Return on Invested Capital	$25,000	$50,000	$75,000

Total Potential Award	$100,000	$200,000	$300,000

The threshold, target and stretch level of performance set by the Compensation Committee for each performance metric used in the LTIAP for the 3-year period from January 1, 2004 through December 31, 2006 was as follows:

Performance Measure	Threshold	Target	Stretch	Actual Achieved
Relative Total Return	40th percentile	60th percentile	80th percentile	96th percentile
Absolute Total Return	8.0%	10.0%	12.0%	35.59%
Return on Invested Capital	9.5%	9.75%	10.0%	10.11%

Because we performed above the stretch level on each performance metric, each of the named executive officers receiving an award was eligible for an LTIAP award of 150% of his or her target. The Compensation Committee, on recommendation of Mr. Wood, approved paying each of Ms. Becker and Mr. Finger the full LTIAP award of 150% of target and exercised its discretion to increase the LTIAP award for Ms. Becker by approximately 17% to $350,000. The number of Shares actually awarded was determined by dividing the amount of the award to be paid in restricted Shares by $92.30, the closing price of our stock on the NYSE on February 12, 2007, the date the award was made. The number of options actually awarded was determined by dividing the amount of the award to be paid in options by $15.24, the value of an option on February 12, 2007, the date of the award, as determined in accordance with FAS 123R. Consistent with the Compensation Committee’s philosophy of weighting compensation for senior officers more heavily to compensation that is dependent on our performance and equity based pay, the LTIAP award for Ms. Becker and Mr. Finger accounted for approximately 40% of their respective total compensation for 2006 and approximately 66% of the 2006 annual compensation for Mr. Wood. In lieu of making an award to Mr. Berkes under the LTIAP for the 3-year period ending in 2006, the Compensation Committee approved the one-time equity award described below. All awards made under the LTIAP for performance through 2006 will be reflected in the “Grants of Plan-Based Awards Table” in our 2008 proxy statement. There is no amount included in the Summary Compensation Table in this proxy statement for these awards. The LTIAP awards reflected in the “Grants of Plan-Based Awards Table” in this proxy statement related to performance for the 3-year period ending December 31, 2005.

One-Time Awards:

In June 2006, Ms. Becker assumed responsibility for overseeing our West Coast office and operations which account for approximately 20% of our annual revenues and 20% of our workforce. These new duties were in addition to her existing responsibilities as our General Counsel and Secretary. On recommendation of Mr. Wood, to compensate her for the added responsibilities she was assuming, the Compensation Committee awarded Ms. Becker a one-time cash bonus of $75,000 in August 2006. Because Ms. Becker’s responsibilities for our West Coast operations require that she spend considerable time in our West Coast headquarters, the Compensation Committee also approved providing Ms. Becker with a furnished apartment at our Santana Row project and allowing her to use a company-owned automobile while she is on the West Coast in lieu of reimbursing her for extended hotel stays and rental cars.

In February 2007, the Compensation Committee, on recommendation of Mr. Wood, awarded to Mr. Berkes $3,000,000 to be paid 100% in restricted Shares which vest equally over five years. This award was made to Mr. Berkes in lieu of an award under the LTIAP for 2006. The Compensation Committee determined that this award was necessary and appropriate to better align Mr. Berkes’ compensation with market parameters, to create a stronger alignment between Mr. Berkes and the interests of our shareholders and to incentivize Mr. Berkes to remain employed by us for the next 5-year period. The actual number of Shares awarded to Mr. Berkes was determined by dividing the total amount of the award by $92.30, the closing price of our Shares on the NYSE on February 12, 2007, the date the grant was made. This award to Mr. Berkes will be reflected in the “Grants of Plan-Based Awards Table” in our 2008 proxy statement. There is no amount included in the Summary Compensation Table in this proxy statement for this award.

In February 2007, in recognition of the outstanding year the Trust had in 2006 and the efforts and leadership provided by the named executive officers in achieving those results, the Compensation Committee approved a supplemental cash bonus for Mr. Wood of $250,000 and for each of Mr. Finger, Ms. Becker and Mr. Berkes of $50,000.

Perquisites and Other Personal Benefits:

The only perquisites we provided to our named executive officers in 2006 that are not widely available to other employees were the interest free loan on the split dollar life insurance policy that has been in place for Mr. Wood since 1998, the agreement described below to provide health insurance for Mr. Wood and his family after he is no longer employed by us and the cars provided to Mr. Wood and Mr. Berkes. We believe these perquisites and other personal benefits are reasonable in light of the total compensation packages for these individuals and consistent with our compensation objectives of creating programs that will allow us to retain talented executives.

We have entered into an agreement (“Health Coverage Continuation Agreement”) with Mr. Wood pursuant to which we will provide to Mr. Wood, his spouse and his dependents continuation of health coverage after Mr. Wood’s termination upon death, disability, retirement, change in control or otherwise (other than a termination with cause or resignation). The coverage will continue as to Mr. Wood and his spouse until their death, or with respect to his spouse until divorce, if earlier. As to Mr. Wood’s children, coverage will continue as to three of the children until each reaches age twenty-five and as to one of the children, until her death. The continued medical coverage is required to be at least the same level as provided to Mr. Wood and his family at the time of his termination and such coverage will be secondary to certain other coverages that may be available to Mr. Wood and his family.

Chief Executive Officer Compensation:

The Compensation Committee sets Mr. Wood’s annual compensation after conducting a full Board evaluation of his performance. The review process begins at the beginning of each year with Mr. Wood laying out the corporate objectives and his personal objectives to be achieved for the coming year. At the end of each year, Mr. Wood provides the Board with a self-evaluation of his and the company’s performance against those objectives. With that review in hand, the entire Board then evaluates Mr. Wood’s performance in a number of key areas and reviews with him that evaluation and his performance in the prior fiscal year. The Compensation Committee then uses that evaluation as well as a comprehensive summary of all components of Mr. Wood’s compensation as the basis to determine Mr. Wood’s compensation for the year and whether it should be determined in accordance with existing plans or vary it to reflect outstanding or sub-par performance. In general, the Compensation Committee believes that the structure for Mr. Wood’s compensation should be similar to the compensation structure for other members of senior management, including tying his compensation to the same performance metrics as used for the other members of senior management. From time to time, the Compensation Committee does retain outside consultants to assist in making its compensation decisions, particularly as they relate to compensation of the Chief Executive Officer. In 2006, the Compensation Committee retained Pearl Meyer & Partners and considered their recommendations in structuring Mr. Wood’s compensation package and confirming that it is competitive for similarly situated companies. Based on all of these facts and circumstances, and as described in more detail above, the Compensation Committee elected to award Mr. Wood for 2006 a base salary of $600,000, an annual bonus of $600,000 which was paid out at $624,000 in accordance with the Annual Bonus Plan, an equity award of $2,850,000 determined in accordance with the LTIAP and a supplemental cash performance bonus of $250,000.

Deductibility of Executive Compensation in Excess of $1.0 Million:

Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation in excess of $1 million in any taxable year to an executive officer who is named in the Summary Compensation Table. Exceptions are made for qualified performance-based compensation, among other things. The Compensation Committee intends generally to structure executive awards to comply with this Section 162(m) exception; however, the Compensation Committee does not believe that it is necessarily in our best interests and the best interests of our shareholders for all compensation to meet the requirements of Section 162(m) for deductibility. As a result, the Compensation Committee may determine to award non-deductible compensation if it deems it appropriate. Further, because of ambiguities and uncertainties under Section 162(m), we cannot give any assurance that compensation that we intend to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Jon E. Bortz, Chairman*

David W. Faeder

Kristin Gamble**

Gail P. Steinel**

*	Mr. Bortz replaced Ms. Lane as Chairman of the Compensation Committee effective February 27, 2006.
**	Ms. Gamble joined the Committee on October 12, 2006 and Ms. Steinel joined the Committee on August 2, 2006. Neither Ms. Gamble nor Ms. Steinel participated in any activities of the Compensation Committee prior to those dates.

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by each of the named executive officers for the fiscal year ended December 31, 2006 in accordance with current SEC rules. In prior years we have included in the Summary Compensation Table both the cash and Shares awarded under the Annual Bonus Plan and the value of Shares awarded under the LTIAP for the year in which they were earned. For example, the Summary Compensation Table in last year’s proxy statement included the cash and equity portions of the Annual Bonus Plan and restricted Shares awarded under the LTIAP that were made in February 2006 for performance during 2005. The new rules require that we report the restricted Share awards in the year in which they are granted without taking into consideration the performance period. As a result, the Summary Compensation Table below does not include the value of the restricted Shares issued on February 12, 2007 for performance in 2006 under the Annual Bonus Plan or the LTIAP. These awards will appear in next year’s proxy statement in the “Grants of Plan-Based Awards Table” and in future Summary Compensation Tables as we expense the awards in accordance with FAS 123R. The cash portion of the annual bonuses awarded pursuant to the Annual Bonus Plan in February 2007 based on 2006 performance is included below in the Non-Equity Incentive Plan Compensation column.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen- sation	All Other Compen- sation	Total
		($) (1)	($) (2)	($) (3)	($) (4)	($) (1)(5)	($) (6)	($)
Donald C. Wood, President and Chief Executive Officer (PEO)	2006	$600,000	$250,000	$2,056,836	$104,589	$468,000	$56,367	$3,535,792

Larry E. Finger, Executive Vice President—Chief Financial Officer and Treasurer (PFO)	2006	350,000	50,000	532,645	21,593	204,750	14,976	1,173,964

Dawn M. Becker, Executive Vice President—General Counsel and Secretary	2006	250,000	137,438	420,383	12,366	159,200	10,324	989,711

Jeffrey S. Berkes, Executive Vice President—Chief Investment Officer	2006	300,000	50,000	521,239	17,268	187,200	26,357	1,102,064

(1)	Amounts shown in the Salary and Non-Equity Incentive Plan Compensation columns include all amounts deferred at the election of the named executive officers.
(2)	Includes a one-time award to Ms. Becker of $75,000 in connection with her assuming responsibility for overseeing our West Coast office and operations. Also includes $12,438 which represents amounts paid in cash for 2006 over and above the cash amount that was otherwise payable to Ms. Becker under the Annual Bonus Plan for 2006. In addition, includes a supplemental cash bonus for Mr. Wood in the amount of $250,000 and $50,000 for each of Mr. Finger, Ms. Becker and Mr. Berkes.
(3)	Amounts in this column reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R for the fiscal year ended December 31, 2006. This column includes the following amounts.

	Wood	Finger	Becker	Berkes
Annual Bonus Plan Shares for 2005(a)	$47,944	$21,289	$11,558	$14,271
LTIAP Shares for 2003(b)	$499,993	$124,998	$74,978	$112,503
LTIAP Shares for 2004(b)	$499,823	$124,949	$74,997	$112,469
LTIAP Shares for 2005(b)	$522,959	$98,069	$57,202	$81,734
RMS based performance shares awarded in 2002(c)	$48,907	$0	$4,891	$17,117
BBRESHOP performance shares awarded in 2003(d)	$204,175	$163,340	$40,835	$27,223
Shares awarded in 2005 for Santana Row condominium sales(e)	$0	$0	$155,922	$155,922
Service award made in 2000(f)	$89,635	$0	$0	$0
FFO growth based performance shares awarded in 2000(g)	$143,400	$0	$0	$0

Total	$2,056,836	$532,645	$420,383	$521,239

(a)	Share awards made to Ms. Becker (587 Shares), Mr. Berkes (726 Shares), Mr. Finger (1,082 Shares) and Mr. Wood (2,439 Shares) under our Annual Bonus Plan for fiscal year 2005, the full value of which was previously reported under the “Restricted Share Award” column of the Summary Compensation Table in our 2006 proxy statement.
(b)	Share awards made to Ms. Becker (1,746, 2,921 and 2,910 Shares), Mr. Berkes (2,620, 4,382 and 4,157 Shares), Mr. Finger (2,911, 4,868 and 4,988 Shares) and Mr. Wood (11,644, 19,476 and 26,604 Shares) under our LTIAP for fiscal years 2003, 2004 and 2005, respectively, the full value of which were previously reported under the “Restricted Share Award” column of the Summary Compensation Table in our 2004, 2005 and 2006 proxy statements.
(c)	Shares awarded in 2002 to Ms. Becker (1,000 Shares), Mr. Berkes (3,500 Shares) and Mr. Wood (10,000 Shares), 20% of which vest in each year that our total return to shareholders exceeds the total return of the Morgan Stanley REIT Index. These awards were reported in our 2003 proxy statement under “Long-Term Incentive Plans-Awards in Last Fiscal Year” and the value of the Shares at vesting was reported under the “LTIP Payout” column of the Summary Compensation Table in each of our 2003, 2004, 2005 and 2006 proxy statements.
(d)	Shares awarded to Ms. Becker (7,500 Shares), Mr. Berkes (5,000 Shares), Mr. Finger (30,000 Shares) and Mr. Wood (37,500 Shares) in 2003, 20% of which vest in each year that our total return to shareholders exceeds the total return of the Bloomberg REIT Shopping Center Index. These awards were reported in our 2004 proxy statement under “Long-Term Incentive Plans-Awards in Last Fiscal Year” and the value of the Shares at vesting was reported under the “LTIP Payout” column of the Summary Compensation Table in each of our 2004, 2005 and 2006 proxy statements.
(e)	Share awards made to Ms. Becker (3,695 Shares) and Mr. Berkes (3,695 Shares) in 2006 for their work in accomplishing the condominium sales at Santana Row, the full value of which was previously reported under the “Restricted Share Award” column in our 2006 proxy statement.
(f)	Shares awarded to Mr. Wood (37,500 Shares) in 2000 which vest equally on a monthly basis over 8 years, the full value of which was previously reported under the “Restricted Share Award” column of the Summary Compensation Table in our 2000 proxy statement.

(g)	Shares awarded to Mr. Wood (37,500 Shares) in 2000 which vest annually provided that we meet a pre-established hurdle for year-over-year growth in FFO per share. The value of the Shares at vesting was reported under the “LTIP Payout” column of the Summary Compensation Table in each of our 2001, 2002, 2005 and 2006 proxy statements.

Assumptions used in calculating the amounts included in this column are described in footnote 14 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007. Dividends are paid on all Shares awarded at the same rate as paid to all other holders of our common shares as declared by our Board from time to time.

(4)	Amounts in this column reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R for the fiscal year ended December 31, 2006. This column includes the following amounts:

	Wood	Finger	Becker	Berkes
Options awarded in 2003	$0	$1,979	$924	$924
LTIAP option award for 2005	$104,589	$19,614	$11,442	$16,344

Total	$104,589	$21,593	$12,366	$17,268

(a)	Options awarded in 2003 to Ms. Becker (20,000 options), Mr. Berkes (20,000 options) and Mr. Finger (50,000 options), which awards were previously reported in our 2004 proxy statement.
(b)	Options awarded to Ms. Becker (8,203 options), Mr. Berkes (11,719 options), Mr. Finger (14,063 options) and Mr. Wood (75,000 options) under our LTIAP in 2006.

Assumptions used in calculating the amounts included in this column are described in footnote 14 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007.

(5)	Amounts shown in this column represent only the cash portion paid under our Annual Bonus Plan for 2006, including amounts deferred by the named executive officer into our non-qualified deferred compensation plan. For 2006, Mr. Wood and Mr. Finger each received 75% of his Annual Bonus in cash and each of Ms. Becker and Mr. Berkes received 80% of her or his Annual Bonus in cash. The remaining amounts earned under the Annual Bonus Plan were paid in Shares in an amount equal to 120% of the cash value in consideration of a 3-year vesting schedule. The aggregate annual bonus paid to each of the named executive officers for 2006 including both cash and Shares is as follows:

2006 Annual Incentive Bonus Information
Name	Annual Incentive Bonus Awarded	Amount Paid in Cash	Amount Paid in Shares	20% Premium Paid in Shares	Total Annual Incentive Bonus Paid	Number of Shares Issued
	($)	($)	($)	($)	($)	(#)
Donald C. Wood	$624,000	$468,000	$156,000	$31,200	$655,200	2,028
Larry E. Finger	$273,000	$204,750	$68,250	$13,650	$286,650	887
Dawn M. Becker	$199,000	$159,200	$39,800	$7,960	$206,960	517
Jeffrey S. Berkes	$234,000	$187,200	$46,800	$9,360	$243,360	608

(6)	The amounts shown in this column for the last fiscal year include the following:

Name	Group Term Life Insurance	Long-Term Disability Insurance Premium	Supplemental Life Insurance	Trust Contributions to Section 401(k) Plan	Car Allowance (including insurance)	Interest on Split Dollar Life Insurance Policy	Total
Donald C. Wood	$2,610	$2,462	$—	$6,500	$14,036	$30,759	$56,367
Larry E. Finger	$3,154	$2,462	$2,860	$6,500	$—	$—	$14,976
Dawn M. Becker	$918	$2,462	$713	$6,231	$—	$—	$10,324
Jeffrey S. Berkes	$1,113	$2,246	$811	$6,500	$15,687	$—	$26,357

In the interest of full disclosure, we are listing all of the benefits received by the named executive officers. However, the group-term life insurance, long-term disability insurance and contributions to the 401K plan are provided to the named executive officers on the same terms, condition and scope as are available to all or our full-time employees. The interest on split-dollar life insurance policy constitutes interest that would have been payable on an interest-free loan made in connection with a split-dollar life insurance agreement put in place for Mr. Wood in 1998.

In addition, because Ms. Becker’s responsibilities for our West Coast operations require that she spend considerable time in our West Coast headquarters, we provide Ms. Becker with a furnished apartment at our Santana Row project and allow her to use a company-owned automobile while she is on the West Coast in lieu of reimbursing her for extended hotel stays and rental cars.

2006 GRANT OF PLAN-BASED AWARDS TABLE

The following Share and option awards were made in 2006 based on 2005 performance. Awards made to the named executive officers under the Annual Bonus Plan and LTIAP for 2006 performance will be reported in the Grants of Plan-Based Award Table in our 2008 proxy statement.

Name	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards		Grant Date Fair Value
			(#)	(#)	($ / Sh)		($)
Donald C. Wood	2/16/2006 2/16/2006 2/16/2006	(1) (2) (2)	2,439 26,604	75,000	$ $ $	— — 67.66	$ $ $	165,023 1,800,027 600,000

Larry E. Finger	2/16/2006 2/16/2006 2/16/2006	(1) (2) (2)	1,082 4,988	14,063	$ $ $	— — 67.66	$ $ $	73,208 337,488 112,504

Dawn M. Becker	2/16/2006 2/16/2006 2/16/2006 2/16/2006	(1) (2) (3) (2)	587 2,910 3,695	8,203	$ $ $ $	— — — 67.66	$ $ $ $	39,716 196,891 250,004 65,624

Jeffery S. Berkes	2/16/2006 2/16/2006 2/16/2006 2/16/2006	(1) (2) (3) (1)	726 4,157 3,695	11,719	$ $ $ $	— — — 67.66	$ $ $ $	49,121 281,263 250,004 93,752

(1)	Issued under our Annual Bonus Plan. These Shares vest equally over 3 years.
(2)	Issued under our LTIAP. The Shares issued under this plan vest equally over 3 years and the options vest equally over 5 years.
(3)	These Shares were a one-time special award made in connection with work done on the condominium sales at Santana Row. One-third of these Shares vested immediately on issuance and the remaining two-thirds vest equally over 2 years.

2006 OUTSTANDING EQUITY AWARDS AT YEAR END TABLE
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable
	(#)	(#) (1)	($)		(#)		($)	(#)		($)
Donald C. Wood		75,000	$67.66	2/16/2016	26,604	(2)	$2,261,340	7,500	(5)	$637,500
	94,950		$19.80	2/28/2011	2,439	(3)	$207,315	2,000	(6)	$170,000
	50,000		$18.00	2/14/2010	19,474	(2)	$1,655,290	15,000	(7)	$1,275,000
	100,000		$21.06	2/22/2009	11,644	(2)	$989,740
					5,047	(4)	$428,995

Larry E. Finger		14,063	$67.66	2/16/2016	4,988	(2)	$423,980	12,000	(7)	$1,020,000
					1,082	(3)	$91,970
					4,868	(2)	$413,780
					1,002	(3)	$85,170
					2,911	(2)	$247,435
					419	(3)	$35,615

Dawn M. Becker		8,203	$67.66	2/16/2016	2,910	(2)	$247,350	200	(6)	$17,000
	20,000		$28.01	2/12/2013	587	(3)	$49,895	3,000	(7)	$255,000
	3,850		$21.06	2/22/2009	2,463	(8)	$209,355
	7,500		$25.19	1/14/2008	2,921	(2)	$248,285
					543	(3)	$46,155
					1,746	(2)	$148,410
					279	(3)	$23,715

Jeffrey S. Berkes		11,719	$67.66	2/16/2016	4,157	(2)	$353,345	700	(6)	$59,500
	20,000		$28.01	2/12/2013	726	(3)	$61,710	2,000	(7)	$170,000
	5,555		$18.00	2/15/2010	2,463	(8)	$209,355
					4,382	(2)	$372,470
					672	(3)	$57,120
					2,620	(2)	$222,700
					372	(3)	$31,620

(1)	These options were issued under our LTIAP and vest equally over 5 years. One-fifth of these options vested February 16, 2007 with the remaining options scheduled to vest February 16, 2008, 2009, 2010 and 2011.
(2)	These Shares were issued under our Annual Bonus Plan and vest equally over 3 years. Shares issued on February 12, 2004 under the 2003 Annual Bonus Plan vested February 12, 2005, 2006 and 2007. Two-thirds of the Shares issued on February 15, 2005 under the 2004 Annual Bonus Plan vested February 15, 2006 and 2007 with the remaining Shares scheduled to vest on February 15, 2008. One-third of the Shares issued on February 16, 2006 under the 2005 Annual Bonus Plan vested February 16, 2007 with the remaining Shares scheduled to vest on February 16, 2008 and 2009.
(3)	These Shares were issued under our LTIAP and vest equally over 3 years. Shares issued on February 12, 2004 under the LTIAP for 2003 vested February 12, 2005, 2006 and 2007. Two-thirds of the Shares issued on February 15, 2005 under the LTIAP for 2004 vested February 15, 2006 and 2007 with the remaining Shares scheduled to vest on February 15, 2008. One-third of the Shares issued on February 16, 2006 under the LTIAP for 2005 vested February 16, 2007 with the remaining Shares scheduled to vest on February 16, 2008 and 2009.
(4)	These Shares were issued in 2000 with 391 vesting at the end of each month over an 8-year period ending February 28, 2008.

(5)	These Shares were issued in 2000 with a specified number of Shares vesting in any calendar year from 2001 through 2008 if our FFO per share growth for the year exceeds a growth level established by the Compensation Committee for that year. The Shares shown for Mr. Wood vested on February 12, 2007.
(6)	These Shares were issued in 2002 with 20% vesting in any calendar year from 2002 through 2011 in which our annual total return to shareholders exceeds the annual total return to shareholders of the Morgan Stanley REIT Index. The Shares shown for each of Mr. Wood, Ms. Becker and Mr. Berkes vested on February 12, 2007.
(7)	These Shares were issued in 2003 with 20% vesting in any calendar year from 2003 through 2012 in which our annual total return to shareholders exceeds the annual total return to shareholders of the Bloomberg REIT Shopping Center Index. One-half of the Shares shown for each of Mr. Wood, Mr. Finger, Ms. Becker and Mr. Berkes vested on February 12, 2007.
(8)	These Shares were issued February 16, 2006. One-third of these Shares vested immediately on issuance and one-third vested February 16, 2007. The remaining Shares are scheduled to vest February 16, 2008.

2006 OPTION EXERCISES AND STOCK VESTED

The following table includes certain information with respect to options exercised in 2006 by each named executive officer and Shares that vested during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Donald C. Wood	89,160	$4,236,883	44,287	$2,999,009
Larry E. Finger	16,666	$934,451	13,052	$871,696
Dawn M. Becker	0	$0	6,862	$458,029
Jeffrey S. Berkes	0	$0	8,881	$591,322

2006 NON-QUALIFIED DEFERRED COMPENSATION

We maintain a non-qualified deferred compensation plan that is open to participation by approximately 30 members of our senior management team, including our named executive officers. Each participant can elect to defer up to 100% of his or her base salary and cash payment under our Annual Bonus Plan with deferral elections made in December of each year for amounts to be paid in the following year. A number of widely available investment options are made available to each plan participant who then decides how to allocate amounts deferred among those investment options. The amount earned by plan participants on their deferrals is calculated by our third party plan administrator as if the amounts deferred had actually been invested in the investment options selected by each participant. We do not make any contributions to the deferred compensation plan for any individual nor do we guaranty any rate of return on amounts deferred. Amounts deferred into the plan, including amounts earned on the deferrals, are generally payable to the participant shortly after he or she retires or is otherwise no longer employed by us; however, there are a few other alternatives where amounts may be paid to a participant sooner. We have an unsecured contractual obligation to each participant in the plan to pay him or her the actual amount he or she deferred into the plan together with a return calculated as if the deferred amounts had been invested in the investment options selected by the participant. We try to invest amounts deferred by participants into the same investment options in the same proportions as selected by the participant so that sufficient amounts will be available to pay each participant when required. The amounts deferred by Ms. Becker, Mr. Finger and Mr. Wood into the plan in 2006 and earnings on plan investments in 2006 are described below. Mr. Berkes does not participate in our deferred compensation plan.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
	($) (1)	($)	($)	($)	($)
Donald C. Wood	$150,000	$0	$170,813	$0	$1,238,826
Larry E. Finger	$27,464	$0	$35,782	$0	$276,017
Dawn M. Becker	$49,978	$0	$52,953	$0	$424,356

(1)	All amounts in this column were previously reported under either the “Salary” or “Bonus” column of the Summary Compensation Table in our 2006 proxy statement.

POTENTIAL PAYMENTS ON TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL

We have entered into agreements with each of the named executive officers that require us to make certain payments and provide certain benefits to them in the event of a termination of employment or change in control of the Trust. Regardless of the reason for an executive’s termination of employment, he or she will be entitled to receive upon termination all accrued but unused vacation pay and a distribution of any amounts in our non-qualified deferred compensation plan. No executive is entitled to receive an award under the Annual Bonus Plan or the LTIAP for the year in which the termination occurs. Further, no executive is entitled to receive an award under the Annual Bonus Plan or LTIAP for the year prior to the year of termination unless he or she is still employed when those awards are made in February of the following year. The agreements with our executives do contain provisions restricting the executive from engaging in competing behavior and soliciting and/or hiring our employees for a period of time after termination. The payments that will be made to a named executive officer varies depending on the reason for termination and are summarized below.

Payments on Voluntary Termination: On any voluntary termination of employment, the named executive officer receives no additional compensation. Each named executive officer has one year after terminating employment to exercise all vested options (subject to the 10-year term of those options). With respect to Mr. Wood, all rights to receive extended health insurance coverage under the Health Coverage Continuation Agreement are terminated.

Payments on Retirement: Upon retirement, our named executive officers receive no additional compensation; however, there is accelerated vesting of all restricted Shares issued under the Annual Bonus Plan and all restricted Shares and options issued under the LTIAP as follows:

Retirement Age	Vesting
After 58 but before 62	50% of unvested Shares and options
After 62 but before 65	75% of unvested Shares and options
After 65	100% of unvested Shares and options

Each named executive officer has two years after retirement to exercise all vested options (subject to the 10-year term of those options), including options that vested as a result of retirement. This accelerated vesting is the same for all employees on a non-discriminatory basis who hold any Shares or options issued under the Annual Bonus Plan or the LTIAP. Because none of our named executives officers is currently at the minimum retirement age, all unvested Shares and options would be forfeited. In addition, Mr. Wood will receive the benefits described in his Health Coverage Continuation Agreement.

Payments on Death and Disability: Upon death or disability, our named executive officers other than Mr. Wood receive no additional compensation. In the event of death, Mr. Wood’s estate receives the amount of his then current salary through the month in which death occurs. In the event of disability, Mr. Wood is entitled to receive payments for one year equal to the difference between his then current salary and the amount of any payments received under any disability policy we maintained for his benefit. Those payments are subject to gross-up for taxes on any non-tax exempt payments. On death or disability, there is accelerated vesting of all restricted Shares issued under the Annual Bonus Plan and all restricted Shares and options issued under the LTIAP. This accelerated vesting is the same for all employees on a non-discriminatory basis who hold any Shares or options issued under the Annual Bonus Plan or the LTIAP. Each named executive officer or his or her beneficiary has two years after the executive’s death or disability to exercise all vested options (subject to the 10-year term of those options), including options that vested as a result of the death or disability. In addition, Mr. Wood will receive the benefits described in his Health Coverage Continuation Agreement.

Payment on Termination for Cause: Upon termination for cause, our named executive officers other than Mr. Wood receive no additional compensation. Mr. Wood receives one month of base salary for every year he has been employed by us over 5 years up to a maximum of 6 months of base salary. On a termination for cause, any unvested restricted Shares issued under the Annual Bonus Plan and unvested restricted Shares and options issued under the LTIAP are forfeited. In addition, the right to exercise any previously vested options issued under the LTIAP immediately terminates. With respect to Mr. Wood, all rights to receive extended health insurance coverage under the Health Coverage Continuation Agreement are terminated.

Termination without Cause: Upon a termination without cause, each named executive officer is entitled to receive the following:

•

A lump sum cash payment equal to a multiple of the highest base salary and, for all but Mr. Finger, highest annual cash bonus earned by the named executive officer in the prior three year period. For Ms. Becker, Mr. Berkes and Mr. Finger the multiple is 1 time and for Mr. Wood, the multiple is 1.5 times

•	Continuation of health, welfare and other benefits such as administrative assistance for a period of 9 months

•	Outplacement assistance for a period of 9 months

In addition, the vesting of all unvested restricted Shares issued under the Annual Bonus Plan and all unvested restricted Shares and options issued under the LTIAP is accelerated. This accelerated vesting is the same for all employees on a non-discriminatory basis who hold any Shares or options issued under the Annual Bonus Plan or the LTIAP. Each named executive officer has one year after the executive’s termination to exercise all vested options (subject to the 10-year term of those options), including options that vested as a result of the termination. In addition, Mr. Wood will receive the benefits described in his Health Coverage Continuation Agreement.

Change of Control: Upon a change of control, each named executive officer is entitled to receive the following payments so long as he or she is terminated from employment or leaves for good reason within two years after the change of control or voluntarily leaves employment within the thirty day window following the 1-year anniversary of the change of control:

•

A lump sum cash payment equal to a multiple of the highest base salary and highest annual cash bonus earned by the named executive officer in the prior three year period. For Ms. Becker, Mr. Berkes and Mr. Finger the multiple is 2 times and for Mr. Wood, the multiple is 3 times

•	Continuation of health, welfare and other benefits such as administrative assistance for a period of 2 years for Ms. Becker, Mr. Berkes and Mr. Finger and 3 years for Mr. Wood

•	Continued use of any company owned automobile for 3 years for Mr. Wood

•

An amount equal to the excise tax charged to the named executive officer as a result of receiving any change of control payments plus an additional “gross-up” amount sufficient to pay the taxes to be paid by the named executive officer on the excise tax payment received

In addition, if the named executive officer is terminated within one year after the change of control, the vesting of all unvested restricted Shares issued under the Annual Bonus Plan and all unvested restricted Shares and options issued under the LTIAP is accelerated. This accelerated vesting is the same for all employees on a non-discriminatory basis who hold any Shares or options issued under the Annual Bonus Plan or the LTIAP. Each named executive officer has one year after the executive’s termination to exercise all vested options (subject to the 10-year term of those options), including options that vested as a result of the termination. In addition, Mr. Wood will receive the benefits described in his Health Coverage Continuation Agreement.

Under our 2001 Plan, a change of control is deemed to have occurred when a person acquires a 20% interest in us or our current Trustees, or those subsequently approved by our current Trustees, constitute less than two-thirds of our Board.

The amount of compensation payable to each of the named executive officers under various termination scenarios is reflected below. The following table does not include amounts for accrued but unused vacation pay or the distribution of any amounts in our non-qualified deferred compensation plan because all employees or participants in the plan, as applicable, are entitled to the same benefit on a non-discriminatory basis. The amounts shown below assume that the termination was effective on December 31, 2006 and therefore, includes all amounts earned to that date as well as an estimate of amounts that would be payable upon the termination. The actual amounts to be paid out to any individual can only be determined at the time of each executive’s termination of employment with the Trust and may materially differ from our estimates.

Named Executive Officer	Cash Severance Payment	Continuation of Medical/ Welfare Benefits (1)	Acceleration of Equity Awards (unamortized expense at 12/31/06) (2)	Continuation of Other Benefits (3)	Excise Tax and Gross-Up	Total Termination Benefits
Donald C. Wood
• Death	$—	$475,000	$4,775,401	$—	$—	$5,250,401
• Disability(4)	$325,998	$650,000	$4,775,401	$—	$—	$5,751,399
• Termination without Cause	$1,725,000	$682,573	$4,775,401	$94,583	$—	$7,277,557
• Termination for Cause	$150,000	$—	$—	$—	$—	$150,000
• Change in Control	$3,450,000	$720,292	$4,775,401	$432,332	$—	$9,378,025

Larry E. Finger
• Death	$—	$—	$1,303,735	$—	$—	$1,303,735
• Disability	$—	$—	$1,303,735	$—	$—	$1,303,735
• Termination without Cause	$350,000	$12,740	$1,303,735	$68,513	$—	$1,734,988
• Change in Control	$1,214,756	$33,974	$1,303,735	$182,701	$—	$2,735,166

Dawn M. Becker
• Death	$—	$—	$822,770	$—	$—	$822,770
• Disability	$—	$—	$822,770	$—	$—	$822,770
• Termination without Cause	$424,353	$5,290	$822,770	$68,513	$—	$1,320,926
• Change in Control	$848,706	$14,106	$822,770	$182,701	$—	$1,868,283

Jeffrey S. Berkes
• Death	$—	$—	$1,052,414	$—	$—	$1,052,414
• Disability	$—	$—	$1,052,414	$—	$—	$1,052,414
• Termination without Cause	$515,865	$12,573	$1,052,414	$68,513	$—	$1,649,365
• Change in Control	$1,031,730	$33,528	$1,052,414	$182,701	$—	$2,300,373

(1)	Amounts in this column represent our estimate of the COBRA equivalent to provide the same benefits as being provided to each named executive officer at December 31, 2006 for the required time period. This estimate was determined by us with input from our health insurance broker and health coverage insurer to confirm that our estimate was consistent with the market cost of providing a stand-alone health insurance program with similar coverage. Because our health insurance program includes a self-insured retention, it is impossible to determine the exact cost to us of the continued health insurance. We believe the COBRA equivalent is the best possible measure of potential costs for these benefits. For Mr. Wood, this column also includes the following estimated costs (calculated in accordance with GAAP) pursuant to the Health Continuation Coverage Agreement with Mr. Wood: $475,000 in the event of death; $650,000 in the event of disability; and $670,000 in the event of termination without cause and change in control.
(2)	Amounts in this column were calculated by multiplying the number of unvested shares and options as of December 31, 2006 by the value for each share and option determined in accordance with FAS 123R.
(3)

Amounts in this column include the following: (a) the annual cost of administrative assistance at $111,111 for Mr. Wood and $76,351 for each of Mr. Finger, Ms. Becker and Mr. Berkes. These amounts are based on current personnel costs for executive administrative assistants and assume that each individual has full time use of an assistant; (b) annual outplacement costs of $15,000 based on a current estimate of these costs; and

(c) with respect to change in control for Mr. Wood, annual payment for providing a company automobile of $15,000 which is approximately the amount paid by us for an automobile for Mr. Wood in 2006. There are no additional incremental costs to us for continuing to provide these individuals with office space, e-mail capability or a telephone.

(4)	The cash severance payment includes an incremental payment of $200,000 plus $125,998 as a tax gross-up.

Compensation Committee Interlocks and Insider Participation

Mr. Bortz, Mr. Faeder, Ms. Gamble and Ms. Steinel and former Trustees, Ms. Lane and Mr. Ordan, served on the Compensation Committee during 2006. None of these members or former members of the Compensation Committee serves, or has in the past served, as one of our employees or officers. Mr. Bortz, the Chairman of the Compensation Committee, is an executive officer of LaSalle Hotel Properties and as described in the “Independence of Trustees” section, we paid to LaSalle Hotel Properties $55,056 in 2006 for use of certain of its hotel and meeting facilities. The Board considered that payment and determined that Mr. Bortz meets all independence requirements established by the NYSE, the SEC, the Trust’s Corporate Governance Guidelines and other applicable rules and regulations.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 regarding our equity compensation plans, all of which were approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted average exercise price of outstanding options, Warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected in column (a) (2)) (c)
Equity compensation plans approved by security holders	909,081	$46.36	609,407
Equity compensation plans not approved by security holders	—	—	—

Total	909,081	$46.36	609,407

(1)	Consists entirely of common shares authorized for issuance under the Amended and Restated 1993 Long-Term Incentive Plan (“1993 Plan”) and the 2001 Plan.
(2)	Consists entirely of common shares authorized for issuance under the 2001 Plan.

ITEM 3

PROPOSAL TO APPROVE AMENDED AND RESTATED 2001 LONG-TERM INCENTIVE PLAN

The Board is recommending that the shareholders approve our Amended and Restated 2001 Long-Term Incentive Plan (“Restated Plan”). The primary changes being made in the Restated Plan are increasing the Shares available for issuance by 1,500,000 and updating the existing plan to reflect current legal requirements and emerging best practices. For example, the Restated Plan deletes all provisions that allowed us to loan money to employees in connection with a purchase, vesting or tax consequences of an equity award and includes an express prohibition on re-pricing options. The full text of the Restated Plan is attached as Appendix A to this proxy statement.

Historical Information:

Our 2001 Plan was originally adopted by the Board on February 14, 2001 and approved by the shareholders at the Annual Meeting of Shareholders in May 2001. The 2001 Plan as originally adopted authorized us to issue up to 1,750,000 Shares.

Awards Made Since Inception of 2001 Plan

Over the past few years, we have made equity awards under the 2001 Plan to our Trustees and to our employees ranging from administrative assistants to our Chief Executive Officer. Through the date of this proxy statement, a total of 1,287,974 Shares (net of options awarded to employees and Trustees that have been forfeited) have been issued under the 2001 Plan to our employees and Trustees as follows:

		Types of Awards			Total Award Information
Name	Options (1)	Restricted Shares without Performance Criteria	Restricted Shares with Performance Criteria	Unrestricted Shares	Total Number of Awards received	Percentage of Total Awards Made
Donald C. Wood	93,701	123,004	37,500	0	254,205	19.7%
Larry E. Finger	14,063	30,630	30,000	0	74,693	5.8%
Dawn M. Becker	8,203	21,544	7,500	1,232	38,479	3.0%
Jeffrey S. Berkes	11,719	57,017	5,000	1,232	74,968	5.8%

Executive Officers as a Group	127,686	232,195	80,000	2,464	442,345	34.3%
Trustees	40,000	0	0	8,725	48,725	3.8%
Other Employees	657,386	99,395	40,000	123	796,904	61.9%

Total	825,072	331,590	120,000	11,312	1,287,974	100.0%

(1)	Amounts shown are net of 2,500 options awarded to Trustees and 97,298 options awarded to other employees that were forfeited and available for re-issuance under the 2001 Plan in accordance with its terms.

During the last three complete fiscal years of 2004-2006, we have awarded to employees and Trustees an average of 289,698 Shares each year under the 2001 Plan, or less than 1% of our outstanding common shares at each fiscal year end. The following table shows the types of awards made from the 2001 Plan during each of the last 3 fiscal years.

Fiscal Year	Options Granted (1)	Restricted and Unrestricted Shares Granted	Total Number of Awards	Outstanding Shares at Fiscal Year End (2)	Percentage of Outstanding Shares Issued
2006	317,169	84,217	401,386	55,320,537	0.73%
2005	164,500	78,591	243,091	52,890,697	0.46%
2004	139,999	84,617	224,616	52,136,625	0.43%
Total	621,668	247,425	869,093
3-year Average			289,698		0.54%

(1)	Amounts shown are net of 97,298 options awarded to other employees that were forfeited and available for re-issuance under the 2001 Plan in accordance with its terms. Forfeitures are netted against new options issued in the year in which the forfeiture occurred.
(2)	Consists of outstanding Shares at December 31 of the applicable year less Shares held in Treasury.

As of March 13, 2007, 462,026 Shares remain available for issuance under the 2001 Plan. The 2001 Plan is the only stock based plan under which we have had authority to grant equity awards to trustees, officers, employees and others since May 2003.

Awards Made During Fiscal Year 2006 under 2001 Plan

A total of 401,386 Shares were issued under the 2001 Plan to our employees and Trustees during fiscal year 2006 as follows:

		Types of Awards			Total Award Information
Name	Options	Restricted Shares without Performance Criteria	Restricted Shares with Performance Criteria	Unrestricted Shares	Total Number of Awards received	Percentage of Total Awards Made
Donald C. Wood	75,000	29,043	0	0	104,043	25.9%
Larry E. Finger	14,063	6,070	0	0	20,133	5.0%
Dawn M. Becker	8,203	5,960	0	1,232	15,395	3.8%
Jeffrey S. Berkes	11,719	7,346	0	1,232	20,297	5.1%

Executive Officers as a Group	108,985	48,419	0	2,464	159,868	39.8%
Trustees	0	0	0	2,725	2,725	0.7%
Other Employees	208,184	30,486	0	123	238,793	59.5%

Total	317,169	78,905	0	5,312	401,386	100.0%

Reasons for Amending and Restating 2001 Plan:

As described in more detail in the “Compensation Discussion and Analysis,” the Board believes that it is important to encourage our executives and other employees to enhance shareholder value by acting and thinking like our shareholders. The best way to accomplish that is by providing a portion of annual compensation in the form of an equity stake in the Trust. Equity ownership by our executives, employees, and Trustees aligns their interests with our shareholders’ interests and motivates them to create short and long-term shareholder value. The Restated Plan provides the best vehicle for the Board to accomplish this compensation objective over the next several years. Based on our current compensation programs and the rate at which we have issued equity pursuant to the 2001 Plan over the past few years, we expect that the additional 1,500,000 Shares being added to the plan will be sufficient to cover all anticipated equity awards to employees until the 2001 Plan expires in February 2011. If the requested additional Shares are approved and all Shares available under the Restated Plan are issued with all options being exercised, the total Shares in the hands of our Trustees, officers and employees would represent approximately 5.5% of our then total outstanding Shares. The following table shows the calculation of the equity dilution attributable to the Restated Plan:

	2001 Plan as Initially Approved	Aggregate Shares Available Under Restated Plan
Shares Approved	1,750,000	3,250,000

Total Outstanding Shares
Outstanding Shares at March 13, 2007	56,316,447	56,316,447
Unexercised Options Issued	1,095,985	1,095,985
Remaining Shares to be Issued	462,026	1,962,026

Total Potential Shares Outstanding	57,874,458	59,374,458

Approved Shares as Percentage of Total Potential Shares Outstanding	3.0%	5.5%

The Board believes that this equity dilution and value transfer to our Trustees, officers and employees is reasonable, because it permits us to provide our Trustees, officers and employees with compensation that encourages them to think like our shareholders without transferring an unreasonably large amount of the company’s equity value from our shareholders.

The primary features of the Restated Plan are summarized below. This summary is not intended to be a complete description of the Restated Plan and is qualified in its entirety by the copy of the Restated Plan attached as Appendix A. We encourage you to read the Restated Plan that is attached as Appendix A for additional details and information regarding the Restated Plan.

Amended and Restated Plan Summary:

Purpose. The Restated Plan is intended to enhance our ability to attract, retain and compensate highly qualified trustees, officers, key employees and other persons. It will also act as an incentive to motivate the trustees, officers, key employees and others to improve our business results and earnings by providing them with a direct opportunity to participate in our future success.

Duration. The Restated Plan will expire on February 14, 2011, the expiration date of the 2001 Plan.

Administration. The Restated Plan will be administered by the Compensation Committee of the Board (the “Administrator”) whose members are appointed by the Board and are independent as defined by the NYSE and qualify as “outside” directors as defined in Section 162(m) of the Internal Revenue Code. For grants to non-Section 16(a) persons, the Administrator may delegate certain of its functions to a special committee of the Board that may include a non-independent or non-outside Trustee. The Administrator may select participants to receive awards, determine the types of awards and term and conditions of awards, and interpret provisions of the Restated Plan.

Shares Available For Issuance. Shares issued under the Restated Plan consist of authorized but unissued Shares. Awards made under the Restated Plan that are forfeited or otherwise terminated for any reason before a Share is actually issued will be added back into the Restated Plan and again be available for issuance. Except for options which are issued but not exercised, no Share that is forfeited or otherwise terminated can be added back to the Restated Plan and available for issuance once it has been issued.

The maximum number of Shares that may be issued, delivered or made subject to Awards granted under the Restated Plan will be increased by One Million Five Hundred Thousand (1,500,000) Shares to an aggregate of Three Million Two Hundred Fifty Thousand (3,250,000). The Three Million Two Hundred Fifty Thousand (3,250,000) aggregate Shares available under the Restated Plan includes all Awards previously made under the 2001 Plan. As of March 13, 2007, 462,026 Shares are still available to be issued under the 2001 Plan. If the Restated Plan is approved, 1,962,026 Shares will be available for issuance.

Participants. All of our Trustees, officers, and employees (approximately 225 people) and any service provider or employee of a service provider may be selected by the Administrator to receive an Award under the Restated Plan.

Amendment or Termination. The Board may terminate or amend the Restated Plan at any time and for any reason. Amendments will be submitted for shareholder approval to the extent required by the Internal Revenue Code, the NYSE, the SEC or other applicable laws. Generally, no amendment, suspension or termination of the Restated Plan will alter or impair rights or obligations under any Award previously awarded under the Restated Plan without the consent of the recipient of the Award.

Options. The Restated Plan permits the granting of options to purchase Shares intended to qualify as incentive stock options under the Internal Revenue Code and options that do not qualify as incentive stock options.

The exercise price of each option may not be less than 100% of the fair market value of the Shares on the date of grant. In the case of certain 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the Shares on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In that a case, the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each option is fixed by the Administrator and may not exceed 10 years from the date of grant. The Administrator determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Administrator.

In general, a recipient of an option award may pay the exercise price of an option by cash, check, by tendering Shares (which, if acquired from us, have been held by the optionee for at least six months) or by means of a broker-assisted cashless exercise.

Options granted under the Restated Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution; however, we may permit limited transfers of nonqualified options for the benefit of immediate family members of grantees to help with estate planning.

Other Awards. The Administrator may also award:

•	restricted Shares, which are shares subject to time period restrictions. The Administrator may also impose performance restrictions in addition to time period restrictions;

•

deferred share awards, which are phantom share units, but ultimately payable in the form of unrestricted Shares in accordance with the individual recipient’s deferral election. These awards may be based on continuation of service and/or achievement of performance goals. The Administrator may allow individuals to elect to receive deferred share awards in lieu of cash compensation or restricted share awards;

•	restricted share units, which are units representing a conditional right to receive Shares in the future subject to restrictions;

•

unrestricted Shares, which are Shares at no cost or for a purchase price determined by the Administrator, and which are free from any restrictions under the Restated Plan. Unrestricted Shares may be issued to individuals in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to individuals;

•	dividend equivalent rights, which are rights entitling the individual to receive credits for dividends that would be paid if the individual had held a specified number of Shares;

•

share appreciation rights, which are rights to receive a number of Shares or, in the discretion of the Administrator, an amount in cash or a combination of Shares and cash, based on the increase in the fair market value of the Shares underlying the right during a stated period specified by the Administrator;

•	performance share awards, which are rights to acquire a number of Shares, subject to the attainment of specified performance goals;

•

performance and annual incentive awards, payable in Shares. The Administrator may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Administrator may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Administrator may modify, amend or adjust the terms of each award and performance goal. If the Administrator determines that an award to an individual who is covered under Section 162(m) of the Internal Revenue Code, or whom the Administrator designates as likely to be covered in the future, should comply with the requirement that payments to such employee qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Administrator will administer the award in compliance with Section 162(m); and

•	share purchase awards, which may be granted alone or in conjunction with any other awards, is a right to purchase Shares and to pay for such Shares in cash.

Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the Trust, may cause awards granted under the Restated Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction. Further, except as otherwise provided in an award agreement, if an individual receiving an Award is terminated involuntarily other than for cause within one year following a change of control, the individual’s award will become fully vested, on the involuntary termination.

Effect of Termination for Cause. Unless the award agreement provides otherwise, termination for cause may result in the individual recipient’s forfeiting all awards that are not vested as of the date of termination.

Adjustments for Share Dividends and Similar Events. The Administrator will make appropriate adjustments in outstanding awards and the number of Shares available for issuance under the Restated Plan, including the individual limitations on awards, to reflect share dividends, share splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as us to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employee”). However, performance-based compensation is excluded from this limitation. The Restated Plan is designed to permit the Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

•	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

•

the performance goal under which compensation is paid must be established by a committee of the Board comprised solely of two or more trustees who qualify as outside directors for purposes of the exception;

•	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved in a separate vote by shareholders of the Trust before payment is made; and

•	the Compensation or other committee of the Board must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to options, the performance goal requirement is deemed satisfied, and the certification requirement is inapplicable, if the grant or award is made by the Compensation or other committee of the Board; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the shares after the date of grant.

One or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units, geographic regions or properties (except with respect to the total shareholder return and earnings per share criteria), are used exclusively by the Administrator in establishing performance goals:

•	total shareholder return;

•	total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or a REIT Index;

•	net earnings;

•	pretax profits;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items;

•	operating margin;

•	earnings per Share;

•	return of equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to shareholders’ equity;

•	revenue;

•	funds from operations;

•	funds from operations per share;

•	Share price;

•	dividends;

•	market share or market penetration;

•	attainment of acquisition, disposition, financing, refinancing, or capitalization goals;

•	value creation in the form of an increase in the net asset value of a real estate development or redevelopment project; and

•	attainment of leasing goals.

Under the Internal Revenue Code, a Trustee is an “outside director” if he or she is not currently employed by us; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been one of our officers; and does not receive, directly or indirectly (including amounts paid to an entity that employs the Trustee or in which the Trustee has at least a five percent ownership interest), remuneration from us in any capacity other than as a Trustee.

The maximum number of Shares subject to awards (other than dividend equivalent rights) that can be awarded under the Restated Plan to our chief executive officer is 500,000 per year and to any other person is 250,000 per year. The maximum number of Shares that can be awarded with respect to dividend equivalent rights under the Restated Plan to our chief executive officer is 500,000 per year and to any other person is 250,000 per year.

Federal Income Tax Consequences:

Incentive Stock Options. The grant of an option will not be a taxable event for us or for the recipient of the option award. The recipient of an option award will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of Shares received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the recipient holds the Shares for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the recipient of the award generally must be an employee of us or one of our subsidiaries from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the recipient of an award will recognize ordinary income upon the disposition of the Shares in an amount generally equal to the excess of the fair market value of the Shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the recipient recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for us or the recipient. Upon exercising a non-qualified option, a recipient will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the recipient will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the Shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the recipient recognizes ordinary income.

An individual who has transferred a non-qualified option to a family member by gift will realize taxable income at the time the non-qualified option is exercised by the family member. The individual will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the Shares will be the fair market value of the Shares on the date the option is exercised. The transfer of vested non-qualified options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the Shares acquired on exercise of the transferred options will be includible in the individual’s estate for estate tax purposes.

Restricted Shares. An individual who is awarded restricted Shares will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the Shares are subject to restrictions (that is, the restricted Shares are nontransferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Shares on the date of the award, determined without regard to the restrictions. If the recipient does not make such a Section 83(b) election, the fair market value of the Shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient in the year the recipient is taxed on the income if we comply with applicable reporting requirements and Section 162(m), if applicable.

Deferred Share Awards. There are no immediate tax consequences of receiving an award of deferred Shares under the Restated Plan. An individual who is awarded deferred Shares will be required to recognize ordinary income in an amount equal to the fair market value of the Shares issued to such individual at the distribution date(s) under the deferral election, reduced by the amount, if any, paid for such Shares. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the individual in the year the individual is taxed on the income if we comply with applicable reporting requirements, and Section 162(m), if applicable.

Restricted Share Units. There are no immediate tax consequences of receiving an award of restricted share units under the Restated Plan. An individual who is awarded restricted share units will be required to recognize ordinary income in an amount equal to the fair market value of Shares issued to such individual at the end of the restriction period or, if later, the payment date. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the individual in the year the individual is taxed on the income if we comply with applicable reporting requirements, and Section 162(m), if applicable.

Unrestricted Shares. Individuals who are awarded unrestricted Shares will be required to recognize ordinary income in an amount equal to the fair market value of the Shares on the date of the award, reduced by the amount, if any, paid for such Shares. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the individual in the year the individual is taxed on the income if we comply with applicable reporting requirements and Section 162(m), if applicable.

Dividend Equivalent Rights. Individuals who receive dividend equivalent rights will be required to recognize ordinary income equal to the amount distributed to the individual pursuant to the award. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the income in the year the individual is taxed on the income if we comply with applicable reporting requirements, and Section 162(m), if applicable.

Share Appreciation Rights. There are no immediate tax consequences of receiving an award of share appreciation rights under the Restated Plan. Upon exercising a share appreciation right, an individual will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the individual recognizes ordinary income.

Performance Share Awards. There are no immediate tax consequences of receiving an award of performance Shares under the Restated Plan. An individual who is awarded performance Shares will be required to recognize ordinary income in an amount equal to the fair market value of Shares issued to such individual pursuant to the award, reduced by the amount, if any, paid for such Shares. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the individual in the year the individual is taxed on the income if we comply with applicable reporting requirements, and Section 162(m), if applicable.

Upon an individual’s disposition of performance Shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the individual as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the individual has held the Shares for at least one year. Otherwise, the capital gain or loss will be short-term.

Performance and Annual Incentive Awards. The granting of a performance or annual incentive award will have no federal income tax consequences for us or for the individual recipient of an award; however, the payment of the award is taxable to the individual recipient as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the individual recognizes ordinary income.

Share Purchase Awards. Individuals who are awarded share purchase awards will not be required to recognize any income upon the grant of the award or upon the purchase of Shares under a share purchase award; provided, that the individual pays us the aggregate fair market value of the Shares underlying the share purchase award. We generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the individual in the year the individual is taxed on the income if we comply with applicable reporting requirements, and Section 162(m), if applicable.

Section 409A. Our intention is to comply in all respects with Section 409A of the Internal Revenue Code. However, if we do not comply in all respects with Section 409A of the Internal Revenue Code, certain tax liability may be imposed on us.

Vote Required:

The affirmative vote of a majority of votes cast at the Annual Meeting, in person or by proxy, is required to approve the Amended and Restated 2001 Long-Term Incentive Plan. An abstention or failure to give your broker instructions on how to vote as to this proposal will have no effect on the outcome of the vote on the proposal. However, if you fail to give any instructions on your proxy card as to this matter, the proxies identified on the proxy card will vote FOR this proposal.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2001 LONG-TERM INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Any proposed transaction between either a Trustee or any officer and the Trust must be approved in advance by the Audit Committee and promptly disclosed to the entire Board.

Prior to July 2002, the Trust loaned Mr. Berkes, one of our named executive officers, an aggregate of $333,000, which was used to acquire Shares pursuant to option awards made to Mr. Berkes under the 1993 Plan. The note for Mr. Berkes’ loan provides for quarterly payments of interest at a floating market rate of interest reset on an annual basis. The current interest rate on Mr. Berkes’ loan is 7.49% and Mr. Berkes paid $21,120 in interest during 2006. The maturity date of the loan is May 31, 2007. Mr. Berkes’ stock option note is recourse to Mr. Berkes and secured by the Shares acquired with the loan, which Shares will not be released until the note is paid in full. Federal law prohibits the Trust from making any further loans to its named executive officers or materially modifying the existing loan to Mr. Berkes.

The following table sets forth the indebtedness to the Trust of the named executive officers as of March 13, 2007:

Name	Title	Maximum Outstanding During 2006	Current Balance of Notes
Donald C. Wood	President and Chief Executive Officer	$0	$0
Larry E. Finger	Executive Vice President—Chief Financial Officer and Treasurer	$0	$0
Dawn M. Becker	Executive Vice President—General Counsel and Secretary	$0	$0
Jeffrey S. Berkes	Executive Vice President—Chief Investment Officer	$333,000	$333,000

Mr. Bortz, one of our Trustees, is the President, Chief Executive Officer and Chairman of the Board of Trustees of LaSalle Hotel Properties. During 2006, we paid LaSalle Hotel Properties a total of $55,056 for three events we held at hotels owned by LaSalle Hotel Properties. For those events, the hotel provided us with meeting/event facilities and overnight accommodations. As described above, the Board determined that Mr. Bortz met all independence requirements established by the NYSE, the SEC, the Trust’s Corporate Governance Guidelines and other applicable rules and regulations during 2006.

Mr. Ordan, who served as a Trustee during part of 2006, also served as Chief Executive Officer of Sutton Place Group, LLC, d/b/a Balducci’s through February 2006. Balducci’s leases from us approximately 20,000 square feet in the Trust’s Wildwood Shopping Center and paid to us from January through February 2006, the period during which Mr. Ordan was the Chief Executive Officer of Balducci’s, approximately $207,764 in rent and related charges. We also have a signed lease with Balducci’s for 29,200 square feet at another of our shopping centers; however, neither the term of that lease nor the obligation to pay rent under that lease have yet commenced. As described above, the Board determined that Mr. Ordan met all independence requirements established by the NYSE, the SEC, the Trust’s Corporate Governance Guidelines and other applicable rules and regulations during his service as a Trustee during 2006.

Employment and change-in-control arrangements between the Trust and the named executive officers are described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our Trustees and executive officers are required by Section 16(a) of the Exchange Act to file reports of initial ownership and changes of ownership of our Shares with the SEC and with the NYSE. To our best knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, the required filings of all such Trustees and executive officers were filed timely during 2006.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2006, including the financial statements and financial statement schedules (the “Annual Report”), is being mailed to shareholders with this proxy statement. The Form 10-K includes certain exhibits, which we will provide to you only upon request, addressed to Investor Relations at 1626 East Jefferson Street, Rockville, Maryland 20852. The request must be accompanied by payment of a fee to cover our reasonable expenses for copying and mailing the Annual Report. A copy of the Annual Report is also available online at www.federalrealty.com.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside unless we have received contrary instructions from shareholders. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the Annual Report will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address gave contrary instructions.

If any shareholder sharing an address with another shareholder desires at this time to receive a separate copy of this proxy statement and the Annual Report or wishes to receive a separate proxy statement and annual report in the future, or receives multiple copies of the proxy statement and Annual Report and wishes to receive a single copy, the shareholder should provide such instructions by calling our Investor Relations Department at (800) 937-5449 or by writing to Investor Relations at 1626 East Jefferson Street, Rockville, Maryland 20852.

SOLICITATION OF PROXIES, SHAREHOLDER PROPOSALS AND OTHER MATTERS

The cost of this solicitation of proxies will be borne by us. In addition to the use of the mail, we may solicit proxies in person and by telephone or facsimile, and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Shares and reimburse them for their reasonable expenses. We may also hire a proxy solicitation firm at a standard industry compensation rate.

Proposals of shareholders intended to be presented at the 2008 Annual Meeting of Shareholders, including nominations for persons for election to the Board of Trustees, must be received by us no later than November 15, 2007 to be considered for inclusion in our proxy statement and form of proxy relating to such meeting.

The Trustees know of no other business to be presented at the Annual Meeting. If other matters properly come before the meeting, the persons named as proxies will vote on them in their discretion.

You are urged to complete, sign, date and return your proxy promptly to make certain your Shares will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States. If you prefer, you may vote either by telephone (1-800-PROXIES or 1-800-776-9437) or on the Internet (www.voteproxy.com) by following the instructions on your proxy card.

For the Trustees,

Dawn M. Becker

Executive Vice President—General

Counsel and Secretary

YOUR PROXY IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

PLEASE SUBMIT IT TODAY.

Appendix A

FEDERAL REALTY INVESTMENT TRUST

AMENDED AND RESTATED

2001 LONG-TERM INCENTIVE PLAN

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Trust”) wishes to recruit, reward, and retain trustees, employees, and others important to the Trust’s operations. To further these objectives, the Trust hereby sets forth the Federal Realty Investment Trust Amended and Restated 2001 Long-Term Incentive Plan (the “Plan”), to provide awards of the types provided for herein. The Plan was originally adopted by the Board on February 14, 2001 (as the Federal Realty Investment Trust 2001 Long-Term Incentive Plan), and approved by the Trust’s shareholders on May 2, 2001. This amendment and restatement is effective for Awards granted on and after May 2, 2007

1.	PURPOSE

The purpose of the Plan is to enhance the Trust’s ability to attract, retain, and compensate highly qualified trustees, officers, key employees, and other persons, and to motivate such officers, key employees, and other persons to serve the Trust and its Affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Trust, by providing to such trustees, officers, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Trust and with other financial incentives. To this end, the Plan provides for the grant of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Deferred Share Awards, Share Purchase Awards, Unrestricted Share Awards, Performance Share Awards, Dividend Equivalent Rights, Performance Awards and Annual Incentive Awards in accordance with the terms hereof. Options granted under the Plan may be non-qualified share options or incentive share options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Administrator” has the meaning set forth in Section 3.1.

2.2 “Affiliate” means, with respect to the Trust, any company or other trade or business that controls, is controlled by or is under common control with the Trust within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.3 “Annual Incentive Award” means a conditional right granted to a Grantee under Section 20.3.2 hereof to receive Shares or another Award, unless otherwise determined by the Administrator, after the end of a specified fiscal year.

2.4 “Award” means a grant of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Deferred Share Awards, Share Purchase Awards, Unrestricted Share Awards, Performance Share Awards, Dividend Equivalent Rights, Performance Awards or Annual Incentive Awards under the Plan.

2.5 “Award Agreement” means the written agreement between the Trust and a Grantee that evidences and sets out the terms and conditions of an Award.

2.6 “Beneficial Ownership” means ownership within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

2.7 “Benefit Arrangement” shall have the meaning set forth in Section 21 hereof.

2.8 “Board” means the Board of Trustees of the Trust.

2.9 “Business Day” means any day on which the New York Stock Exchange is open for trading.

2.10 “Cause” means, as determined by the Administrator and unless otherwise provided in an applicable employment or other agreement with the Trust or an Affiliate, Grantee’s: (i) failure (other than failure due to disability) to substantially perform his duties with the Trust or an Affiliate, which failure remains uncured after written notice thereof and the expiration of a reasonable period of time thereafter in which the Grantee is diligently pursuing cure; (ii) willful misconduct which is demonstrably injurious to the Trust or an Affiliate, monetarily or otherwise; (iii) breach of fiduciary duty involving personal profit; or (iv) willful violation in the course of performing his duties for the Trust of any law, rule or regulation (other than traffic violations or misdemeanor offenses). Notwithstanding the foregoing, if an employment or other agreement between the Trust or an Affiliate and a Grantee contains a definition of “Cause” that is not the same as that set forth in the preceding sentence, then the definition of “Cause” contained in such employment or other agreement shall control.

2.11 “Change in Control” means any of the events set forth below; provided, however, that the Administrator, in its sole discretion, may specify a different definition of Change in Control in any Award Agreement and, in such event, the definition of Change in Control set forth in the Award Agreement shall apply to the Award granted under such Award Agreement:

(a) An acquisition in one or more transactions (other than directly from the Trust or pursuant to options granted under this Plan or otherwise by the Trust) of any Trust Voting Securities by any Person immediately after which such Person has Beneficial Ownership of 20% or more of the combined voting power of the then outstanding Trust Voting Securities; provided, however, in determining whether a Change in Control has occurred, Trust Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Trust or (y) a Subsidiary, (ii) the Trust or any Subsidiary, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined);

(b) The individuals who, as of May 2, 2007, the date of adoption of this Plan, are members of the Trustees (the “Incumbent Trustees”), cease for any reason to constitute at least two-thirds of the Trustees; provided, however, that if the election, or nomination for election by the Trust’s shareholders, of any new member was approved by a vote of at least two-thirds of the Incumbent Trustees, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Trustees; provided, further, however, that no individual shall be considered a member of the Incumbent Trustees if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Trustees (a “Proxy Contest”), including, without limitation, by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) Approval by shareholders of the Trust of

(1) A merger, consolidation or other reorganization involving the Trust, unless:

(i) the shareholders of the Trust, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or other reorganization, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such merger, consolidation or other reorganization (the “Surviving Person”) in substantially the same proportion as their ownership of the Trust Voting Securities immediately before such merger, consolidation or other reorganization,

(ii) the individuals who were members of the Incumbent Trustees immediately prior to the execution of the agreement providing for such merger, consolidation or other reorganization constitute at least two-thirds of the members of the governing board of the Surviving Person, and

(iii) no Person (other than the Trust or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Trust or any Subsidiary, or any Person which, immediately prior to such merger, consolidation, or other reorganization had Beneficial Ownership of 20% or more of the then outstanding Trust Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Person’s then outstanding voting securities (A transaction described in clauses (i) through (iii) shall herein be referred to as a “Non-Control Transaction.”);

(2) A complete liquidation or dissolution of the Trust; or

(3) An agreement for the sale or other disposition of all or substantially all of the assets of the Trust to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (i) solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Trust Voting Securities as a result of the acquisition of Trust Voting Securities by the Trust which, by reducing the number of Trust Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Trust Voting Securities by the Trust, and after such share acquisition by the Trust, the Subject Person becomes the Beneficial Owner of any additional Trust Voting Securities which increases the percentage of the then outstanding Trust Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, or (ii) if the Trust (a) establishes a wholly-owned subsidiary (“Holding Company”), (b) causes the Holding Company to establish a wholly-owned subsidiary (“Merger Sub”), and (c) merges with Merger Sub, with the Trust as the surviving entity (such transactions collectively are referred as the “Reorganization”). Immediately following the completion of the Reorganization, all references to the Trust Voting Securities shall be deemed to refer to the voting securities of the Holding Company.

Notwithstanding the foregoing, if an employment or other agreement between the Trust or an Affiliate and a Grantee contains a definition of “Change of Control” that is not the same as that set forth above, then the definition of “Change of Control” contained in such employment or other agreement shall control.

2.12 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.13 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board; provided, that, if the Committee consists of less than the entire Board, each member shall be a “Non-Employee Director” within the meaning of Exchange Act Rule 16b-3 and to the extent necessary for any Award intended to qualify as performance-based compensation under Code Section 162(m) to so qualify, each member of the Committee, whether or not it consists of the entire Board, shall be an “outside director” within the meaning of Code Section 162(m) and the regulations and other guidance thereunder. The same requirements shall apply to any special committee of the Board to which authority or duties are delegated pursuant to Section 3.1. As of the date of this Amended and Restated Plan, the Committee is the Compensation Committee of the Board. Notwithstanding the foregoing, in the case of Awards granted to persons not required to file reports under Section 16(a) of the Exchange Act (other than persons who are Covered Employees at the time of grant, or who are likely to be Covered Employees with respect to the fiscal years in which deductions are allowed for the Awards), “Committee” may mean a committee of one member of the Board designated from time to time by resolution of the Board.

2.14 “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Code Section 162(m)(3).

2.15 “Deferred Share Award” means a right, granted to a Grantee under Section 14 hereof, to receive Shares, cash or a combination thereof at the end of a specified deferral period.

2.16 “Disability” means any physical or mental injury or disease which renders a Grantee incapable of meeting the requirements of the employment performed by such Grantee immediately prior to the commencement of such disability. The determination of whether a Grantee is disabled shall be made by the Administrator in its sole discretion. Notwithstanding the foregoing, if a Grantee’s employment by the Trust terminates by reason of a disability, as defined in an employment or other agreement between such Grantee and the Trust, such Grantee shall be deemed to be disabled for purposes of the Plan.

2.17 “Dividend Equivalent Right” shall have the meaning set forth in Section 18 hereof.

2.18 “Effective Date” means the date on which the Plan is approved by the Board.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.20 “Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional stock exchange, are admitted to quotation on The Nasdaq Stock Market, or are publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Administrator shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Shares are reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Board in good faith.

2.21 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

2.22 “Good Reason” means, as determined by the Administrator, without the Grantee’s consent: (i) a material reduction in the Grantee’s responsibilities, duties, authority, or title, (ii) the transfer of the Grantee to a place of employment that is more than sixty (60) miles from the Grantee’s current place of employment, or (iii) a material reduction in the Grantee’s salary. Notwithstanding the foregoing, if an employment or other agreement between the Trust or an Affiliate and a Grantee contains a definition of “Good Reason” or similar term that is not the same as that set forth above, then the definition of “Good Reason” or similar term contained in such employment or other agreement shall control.

2.23 “Grant Date” means, as determined by the Administrator, the latest to occur of (i) the date as of which the Administrator approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Administrator.

2.24 “Grantee” means a person who receives or holds an Award under the Plan.

2.25 “Incentive Share Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.26 “Involuntary Termination” means a termination of the Grantee’s Service by the Trust or its successor other than for Cause or a termination of the Grantee’s Service by the Grantee for Good Reason.

2.27 “Non-qualified Share Option” means an Option that is not an Incentive Share Option.

2.28 “Option” means an Incentive Share Option or Non-qualified Share Option to purchase one or more Shares pursuant to the Plan.

2.29 “Option Price” means the purchase price for each Share subject to an Option.

2.30 “Other Agreement” shall have the meaning set forth in Section 21 hereof.

2.31 “Outside Trustee” means a member of the Board who is not an officer or employee of the Trust.

2.32 “Performance Award” means a conditional right granted to a Grantee under Section 20.3 hereof to receive Shares or another Award after the end of a period of up to 15 years.

2.33 “Performance Share Award” means an Award granted pursuant to Section 17.

2.34 “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, firm, corporation, partnership, joint venture, association, trust or other entity, or any group of Persons.

2.35 “Plan” means this Federal Realty Investment Trust Amended and Restated 2001 Long-Term Incentive Plan.

2.36 “Restricted Period” means the period during which Restricted Shares or Restricted Share Units are subject to restrictions or conditions pursuant to Section 13.2 hereof.

2.37 “Restricted Shares” means Shares, awarded to a Grantee pursuant to Section 13 hereof, that are subject to restrictions and to a risk of forfeiture.

2.38 “Restricted Share Unit” means a unit awarded to a Grantee pursuant to Section 13 hereof, which represents a conditional right to receive a Share in the future, and which is subject to restrictions and to a risk of forfeiture.

2.39 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.40 “Service” means service as an employee, officer, Trustee or other Service Provider of the Trust or an Affiliate. A change in a Grantee’s duties or position shall not constitute a termination of Service; provided, that, the change of a Grantee’s status from an employee to a Service Provider shall result in a termination of Service unless the Administrator determines otherwise by so providing in the applicable Award Agreement or by making such a determination at the time the Grantee’s status changes. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Administrator, which determination shall be final, binding and conclusive.

2.41 “Service Provider” means a consultant or adviser to the Trust, a manager of the Trust’s properties or affairs, or other similar service provider or Affiliate, and employees of any of the foregoing, as such persons may be designated from time to time by the Board or the Committee pursuant to Section 6 hereof.

2.42 “Share” means the common shares of beneficial interest, par value $.01, of the Trust.

2.43 “Share Appreciation Right” or “SAR” means a right granted to a Grantee under Section 12 hereof.

2.44 “Share Purchase Award” means an Award, granted in accordance with Section 15, of the right to acquire Shares.

2.45 “Share Purchase Award Price” means the number of Shares in a Grantee’s Share Purchase Award multiplied by the Share price.

2.46 “Subsidiary” means any “subsidiary corporation” of the Trust within the meaning of Code Section 424(f).

2.47 “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 10.2 hereof.

2.48 “Trust” means Federal Realty Investment Trust.

2.49 “Trust Voting Securities” means the combined voting power of all outstanding voting securities of the Trust entitled to vote generally in the election of the Trustees.

2.50 “Trustee” means any member of the Board of Trustees.

2.52 “Unrestricted Share Award” means an Award granted pursuant to Section 16 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1. Administrator.

The Committee will act as the Administrator of the Plan. The Board also may act under the Plan as though it were the Committee. In addition, the Board, in its discretion, may delegate to a special committee of the Board (which may consist of a single member who may or may not be an Outside Trustee) all or part of the Administrator’s authority and duties. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the delegate or delegates that were consistent with the terms of the Plan.

The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those relating to granting of Awards, which may be delegated only to an executive officer of the Trust who also is a member of the Board), to officers or employees of the Trust.

The Administrator’s powers include, but are not limited to, the power to correct any defect or supply appropriate text for any omission or reconcile any inconsistency in the Plan; to establish, amend and revoke rules and regulations for its administration; and to construe and interpret the Plan and any Award or other instrument hereunder. The Administrator may act through meetings of a majority of its members or by unanimous consent.

3.2. Terms of Awards.

Subject to the other terms and conditions of the Plan, the Administrator shall have full and final authority:

(i) to designate Grantees,

(ii) to determine the type or types of Awards to be made to a Grantee,

(iii) to determine the number of Shares to be subject to an Award,

(iv) to establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Share Options),

(v) to prescribe the form of each Award Agreement evidencing an Award,

(vi) to amend, modify, or supplement the terms of any outstanding Award, except to the extent that any such action would result in the imposition on a Grantee of an additional tax under Code Section 409A or cause a Performance or Annual Incentive Award that is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m) to cease to so qualify, and

(vii) in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

As a condition to any subsequent Award, the Administrator shall have the right, at its discretion, to require Grantees to return to the Trust any Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Administrator at the time the new Award is made. The Administrator shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Trust, any Affiliate, or any business entity to be acquired by the Trust or an Affiliate. The Trust may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Trust or any Affiliate thereof or any confidentiality obligation with respect to the Trust or any Affiliate thereof or otherwise in competition with the Trust or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Trust may annul an Award if the Grantee is an employee of the Trust or an Affiliate thereof and is terminated for Cause. The grant of any Award under the Plan shall be contingent on the Grantee executing the applicable Award Agreement within a reasonable time after the date of the grant of the Award, as such time is determined by the Administrator, in its sole discretion. In the event that the Grantee does not execute the applicable Award Agreement within such reasonable time, the Administrator, in its sole discretion, may revoke the grant of the applicable Award.

3.3. No Liability.

No member of the Board or of the Committee or of any special committee of the Board to which authority or duties are delegated pursuant to Section 3.1, nor the Administrator, shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4.	SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 24 hereof, the number of Shares available for issuance under the Plan shall be Three Million Two Hundred Fifty Thousand (3,250,000). The same limit shall apply to Shares available for issuance under the Plan pursuant to Incentive Share Options. Shares issued or to be issued under the Plan shall be drawn from authorized but unissued shares. If any Shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares subject thereto, then the number of Shares counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan.

5.	EFFECTIVE DATE AND TERM OF THE PLAN

5.1. Effective Date.

The original 2001 Long-Term Incentive Plan was effective as of February 14, 2001, and this Amended and Restated Plan shall be effective as of the Effective Date, subject to approval by the Trust’s shareholders within one year of the Effective Date. All Awards made under the 2001 Long-Term Incentive Plan between February 14, 2001 and the Effective Date shall be fully effective as if the shareholders of the Trust had approved the Plan on February 14, 2001. Upon approval of the Plan by the shareholders of the Trust as set forth above, all

Awards made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Trust had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2. Term.

The Plan shall terminate automatically on February 14, 2011 and may be terminated on any earlier date as provided in Section 23.

6.	AWARD ELIGIBILITY

6.1. Trust or Subsidiary Employees; Service Providers; Other Persons.

Subject to Section 7, Awards may be made under the Plan to: (i) any employee of, or a Service Provider to, the Trust or of any Affiliate, including any such employee or Service Provider who is an officer or Trustee of the Trust, or of any Affiliate, as the Administrator shall determine and designate from time to time, and (ii) any Outside Trustee.

6.2. Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

7.	LIMITATIONS ON GRANTS

7.1. Limitation on Shares Subject to Awards.

During any time when the Trust has a class of equity security registered under Section 12 of the Exchange Act, (i) no Grantee (other than the Chief Executive Officer of the Trust) may be granted Awards (other than Dividend Equivalent Rights) in the aggregate in respect of more than 250,000 Shares per calendar year, (ii) the Chief Executive Officer of the Trust may not be granted Awards (other than Dividend Equivalent Rights) in the aggregate in respect of more than 500,000 Shares per calendar year, (iii) no Grantee (other than the Chief Executive Officer of the Trust) may be granted Dividend Equivalent Rights with respect to more than 250,000 Shares per calendar year, and (iv) the Chief Executive Officer of the Trust may not be granted Dividend Equivalent Rights with respect to more than 500,000 Shares per calendar year. The preceding limitations in this Section 7.1 are subject to adjustment as provided in Section 24 hereof.

7.2. Limitations on Incentive Share Options.

An Option shall constitute an Incentive Share Option only (i) if the Grantee of such Option is an employee of the Trust or any Subsidiary of the Trust; (ii) to the extent specifically designated as such in the applicable Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000, or such other maximum amount as may be specified under Code Section 422(d). This limitation shall be applied by taking Options into account in the order in which they were granted.

8.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by the Trust and by the Grantee, in such form or forms as the Administrator shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement shall provide that the Award is subject to the terms of the Plan and shall set forth all of the material terms of the Award not otherwise specified in the Plan. Each

Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Share Options or Incentive Share Options, and in the absence of such specification such Options shall be deemed Non-qualified Share Options.

9.	OPTION PRICE

The Option Price of each Option shall be fixed by the Administrator and stated in the Award Agreement evidencing such Option. The Option Price shall be at least the aggregate Fair Market Value on the Grant Date of the Shares subject to the Option; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Share Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to ownership of more than ten percent of the Trust’s outstanding Shares), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option shall be not less than the greater of the par value of a Share or 110 percent of the Fair Market Value of a Share on the Grant Date; and provided, furthermore, that in the case of a Non-qualified Share Option, Fair Market Value shall be determined as provided in Code Section 409A and the regulations and other guidance thereunder (including Internal Revenue Service (“IRS”) Notice 2006-4 and any successors thereto). In no case shall the Option Price of any Option be less than the par value of a Share.

10.	VESTING, TERM AND EXERCISE OF OPTIONS

10.1. Vesting.

Subject to Sections 10.2 and 24.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Administrator and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of Shares subject to an Option shall be rounded down to the next nearest whole number. The Administrator may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Trust’s right of repurchase with respect to unvested Shares.

10.2. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Administrator and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Share Option by reason of the provisions of Code Sections 422(b)(6) and 424(d) (relating to ownership of more than ten percent of the outstanding Shares), an Option granted to such Grantee that is intended to be an Incentive Share Option shall not be exercisable after the expiration of five years from its Grant Date.

10.3. Acceleration.

Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Administrator, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Trust as provided in Section 5.1 hereof.

10.4. Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

10.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Trust as provided herein, or after ten years following the Grant Date (or five years following the Grant Date in the case of an Incentive Share Option granted to a Grantee who would otherwise be ineligible to receive an Incentive Share Option by reason of the provisions of Code Sections 422(b)(6) and 424(d)), or after the occurrence of an event referred to in Section 24 hereof which results in termination of the Option.

10.6. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Trust of written notice of exercise on any Business Day, at the Trust’s principal executive office, addressed to the attention of the Secretary of the Trust or the Chief Financial Officer of the Trust. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price, in accordance with Section 10.7, of the Shares for which the Option is being exercised. The minimum number of Shares with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 Shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of Shares available for purchase under the Option at the time of exercise.

10.7. Form of Payment.

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents acceptable to the Trust; (ii) through the tender (through attestation or otherwise) to the Trust of Shares, which Shares, if acquired from the Trust, shall have been held for at least six months and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i), and (ii). Notwithstanding the foregoing, unless the Administrator provides otherwise in the Award Agreement, payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the Shares for which the Option is exercised be delivered to a licensed broker acceptable to the Trust as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Trust cash (or cash equivalents acceptable to the Trust) equal to the Option Price for the Shares purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Trust may in its judgment be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

10.8. Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 24 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

10.9. Delivery of Share Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a share certificate or certificates evidencing his or her ownership of the Shares subject to the Option.

11.	TRANSFERABILITY OF OPTIONS

11.1. Transferability of Options.

Except as provided in Section 11.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 11.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

11.2. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Share Option to any Family Member. For the purpose of this Section 11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 11.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 11.2 or by will or the laws of descent and distribution. The events of termination of Service of Section 10.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 10.4.

12.	SHARE APPRECIATION RIGHTS

The Administrator is authorized to grant SARs to Grantees on the following terms and conditions:

12.1. Right to Payment.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR as determined by the Administrator. The grant price of an SAR shall not be less than the Fair Market Value of a Share on the date of grant (determined as provided in Code Section 409A and the regulations and other guidance thereunder, including IRS Notice 2006-4 and any successors thereto).

12.2. Other Terms.

The Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

13.	RESTRICTED SHARES

13.1. Grant of Restricted Shares or Restricted Share Units.

The Administrator may from time to time grant Restricted Shares or Restricted Share Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms as the Administrator may determine. To the extent that the Administrator determines that the vesting of a Restricted Share Award shall be subject to the satisfaction of performance criteria, the Award may be designated by the Administrator as a Performance Award in accordance with Section 20.3.

13.2. Restrictions.

At the time a grant of Restricted Shares or Restricted Share Units is made, the Administrator shall establish a period of time (the “Restricted Period”) applicable to such Restricted Shares or Restricted Share Units. Each Award of Restricted Shares or Restricted Share Units may be subject to a different Restricted Period. The Administrator may, in its sole discretion, at the time a grant of Restricted Shares or Restricted Share Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Shares or Restricted Share Units in accordance with Section 20.3.1 and 20.3.2. Neither Restricted Shares nor Restricted Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Restricted Shares or Restricted Share Units.

13.3. Restricted Share Certificates.

The Trust shall issue, in the name of each Grantee to whom Restricted Shares have been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Administrator may provide in an Award Agreement that either (i) the Secretary of the Trust or the Chief Financial Officer of the Trust shall hold such certificates for the Grantee’s benefit until such time as the Restricted Shares are forfeited to the Trust or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

13.4. Rights of Holders of Restricted Shares.

Unless the Administrator otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. The Administrator may provide that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Shares. All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

13.5. Rights of Holders of Restricted Share Units.

Unless the Administrator otherwise provides in an Award Agreement, holders of Restricted Share Units shall have no rights as shareholders of the Trust. The Administrator may provide in an Award Agreement evidencing a grant of Restricted Share Units that the holder of such Restricted Share Units shall be entitled to receive, upon the Trust’s payment of a cash dividend on its outstanding Shares, a cash payment for each Restricted Share Unit held equal to the per-share dividend paid on the Shares. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Share Units at a price per unit equal to the Fair Market Value of a Share on the date that such dividend is paid.

13.6. Termination of Service.

Unless the Administrator otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Shares or Restricted Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Shares or Restricted Share Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Restricted Share Units.

13.7. Delivery of Shares and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator the restrictions applicable to Restricted Shares or Restricted Share Units shall lapse, and a share certificate for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

14.	DEFERRED SHARE AWARDS

14.1. Nature of Deferred Share Awards.

A Deferred Share Award is an Award of phantom share units to a Grantee, subject to such terms, restrictions and conditions (including deferral periods) as the Administrator may determine at the time of grant. Conditions may be based on continuing Service and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such agreement shall be determined by the Administrator at the time of grant, and such terms and conditions may differ among individual Awards and Grantees. At the end of the deferral period, the Deferred Share Award, to the extent vested, shall be paid to the Grantee in the form of Shares in a manner consistent with the requirements of Code Section 409A

14.2. Election to Receive Deferred Share Awards in Lieu of Compensation.

The Administrator may, in its sole discretion, and subject to the requirements of Code Section 409A, permit a Grantee to elect to receive a portion of the cash compensation or Restricted Share Award otherwise due to such Grantee in the form of a Deferred Share Award. Any such election shall be made in writing and shall be delivered to the Trust no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator no later than the date specified by the Administrator, which date shall in no event be later than (i) December 31st of the calendar year prior to the calendar year in which the Service giving rise to the cash compensation is performed or (ii) 30 days after the Grant Date of the Restricted Share Award, provided that the election is made at least 12 months prior to the earliest date that Restricted Period applicable to the Restricted Share Award could expire. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon, consistent with the requirements of Code Section 409A, as the Administrator deems appropriate.

14.3. Rights as a Shareholder.

During the deferral period, a Grantee shall have no rights as a Shareholder; provided, however, that the Grantee may be credited with Dividend Equivalent Rights with respect to the phantom share units underlying his Deferred Share Award, subject to such terms and conditions as the Administrator may determine.

14.4. Restrictions on Transfer.

A Deferred Share Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

14.5. Termination.

Except as may otherwise be provided by the Administrator either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s right in all Deferred Share Awards that have not vested shall automatically terminate upon the Grantee’s termination of Service for any reason.

15.	SHARE PURCHASE AWARD

15.1. Grant of Share Purchase Award.

The Administrator, in its sole discretion, may grant Share Purchase Awards to Grantees either alone or in addition to other Awards granted under the Plan. A Share Purchase Award shall consist of the right to purchase

Shares of the Trust and to pay for such Shares in cash. A Grantee shall have until 5:00 P.M. on the twentieth (20th) Business Day following his offer date to accept a Share Purchase Award and sign an Award Agreement relating to the Share Purchase Award.

16.	UNRESTRICTED SHARE AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Administrator) an Unrestricted Share Award to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Share Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Grantee.

17.	PERFORMANCE SHARE AWARDS

17.1. Nature of Performance Share Awards.

A Performance Share Award is an Award entitling the recipient to acquire Shares upon the attainment of specified performance goals. The Administrator may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the Shares awarded under the Performance Share Award; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Trust in setting the standards for Performance Share Awards under the Plan. At any time prior to the Grantee’s termination of Service, the Administrator may in its sole discretion accelerate, waive or amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

17.2. Rights as a Shareholder.

At the sole discretion of the Administrator, Shares issued in connection with a Performance Share Award shall be deposited together with the stock powers with an escrow agent (which may be the Trust) designated by the Administrator. Except as restricted by the terms of the Award Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the sole discretion of the Administrator, all of the rights of a shareholder with respect to such Shares, including, without limitation, the right to vote the Shares and to receive all dividends declared or paid with respect to the Shares. A Grantee shall be entitled to receive a share certificate evidencing the acquisition of Shares under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award, in a performance plan adopted by the Board or as otherwise provided by the Administrator.

17.3. Termination of Service.

Except as may otherwise be provided by the Administrator either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Performance Share Awards shall automatically terminate upon the Grantee’s termination of Service for any reason.

18.	DIVIDEND EQUIVALENT RIGHTS

18.1. Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified at the time of grant. Dividend Equivalent Rights credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. The Award Agreement shall also specify the date or dates on which Dividend Equivalent Rights shall be settled, whether Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Administrator. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

18.2. Interest Equivalents.

Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the Award Agreement for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

18.3. Termination of Service.

Except as may otherwise be provided by the Administrator either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

19.	OUTSIDE TRUSTEE AWARDS

The Administrator shall determine from time to time appropriate Awards for the Trust’s Outside Trustees.

20.	CERTAIN PROVISIONS APPLICABLE TO AWARDS

20.1. Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards granted under the Plan may, in the discretion of the Administrator, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Trust, any Affiliate, or any business entity to be acquired by the Trust or an Affiliate, or any other right of a Grantee to receive payment from the Trust or any Affiliate; provided, however, that an Option or SAR may be granted in exchange for or in substitution of another stock option or stock appreciation right only if such substitution or exchange will not be treated as the grant of a new stock option of stock appreciation right for purposes of Code Section 409A. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Administrator shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, subject to the all of the applicable requirements of Code Section 409A, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Trust or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, Deferred Share Awards or Restricted Shares), or in which the purchase price of an Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, a Share Purchase Award granted with the purchase price “discounted” by the amount of the cash compensation surrendered); provided, however, that in no event may the Option Price of an Option or the grant price of an SAR be less than the Fair Market Value of a Share on the Grant Date determined as provided in Sections 9 and 12.1, respectively.

20.2. Form and Timing of Payment Under Awards; Deferrals.

Subject to all of the applicable requirements of Code Section 409A, the terms of the Plan and any applicable Award Agreement, payments to be made by the Trust or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Administrator shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Administrator or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Administrator or permitted at the election of the Grantee on terms and conditions established by the Administrator consistent with the requirements of Code Section 409A. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalent Rights or other amounts in respect of installment or deferred payments denominated in Shares.

20.3. Performance and Annual Incentive Awards.

20.3.1. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Administrator. The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 20.3.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Administrator.

20.3.2. Performance or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Administrator determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Administrator as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 20.3.2.

(i) Performance Goals Generally. The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Administrator consistent with this Section 20.3.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Administrator result in the achievement of performance goals being “substantially uncertain.” The Administrator may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

(ii) Business Criteria. One or more of the following business criteria for the Trust, on a consolidated basis, and/or specified subsidiaries or business units, geographic regions, or properties of the Trust (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Administrator in establishing performance goals for such Performance or Annual Incentive Awards: (1) total shareholder return; (2) such total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or a REIT Index; (3) net earnings; (4) pretax profits; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to shareholders’ equity; (15) revenue;

(16) funds from operations; (17) funds from operations per Share; (18) Share price; (19) dividends; (20) market share or market penetration; (21) attainment of acquisition, disposition, financing, refinancing, or capitalization goals; (22) value creation in the form of an increase in the net asset value of a real estate development or redevelopment project; and (23) attainment of leasing goals.

(iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of up to fifteen years and achievement of performance goals in respect of Annual Incentive Awards shall be measured over a performance period of up to one year, as specified by the Administrator. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Performance or Annual Incentive Award Pool. The Administrator may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Trust performance in connection with Performance or Annual Incentive Awards.

(v) Settlement of Performance or Annual Incentive Awards; Other Terms. Settlement of such Performance or Annual Incentive Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Administrator. The Administrator may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Administrator shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards. Notwithstanding the forgoing, no settlement of a Performance or Annual Incentive Award in respect of a Grantee who is a Covered Employee may be made unless and until the Administrator certifies in writing that the applicable performance goals and other material terms of the Award have been satisfied.

20.3.3. Written Determinations.

All determinations by the Administrator as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with Code Section 162(m), the Administrator may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

20.3.4. Status of Section 20.3.2 Awards Under Code Section 162(m).

It is the intent of the Trust that Performance Awards and Annual Incentive Awards under Section 20.3.2 hereof granted to persons who are designated by the Administrator as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Administrator, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 20.3.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, the term Covered Employee as used herein shall mean only a person designated by the Administrator, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to the fiscal years in which deductions are allowed for the Awards. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

21.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Trust or any Affiliate, except (i) an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph or (ii) an employment or other agreement between the Trust and the Grantee that specifically provides for the payment of taxes due under Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), any Option, Restricted Shares or Restricted Share Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Trust under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

22.	REQUIREMENTS OF LAW

22.1. General.

The Trust shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Trust of any provision of any law or regulation of any governmental authority, including without limitation any Federal or state securities laws or regulations. If at any time the Trust shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Trust, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Trust shall not be required to sell or issue such Shares unless the Administrator has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Administrator shall be final, binding, and conclusive. The Trust may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Trust shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

22.2. Rule 16b-3.

During any time when the Trust has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Trust that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Administrator does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Administrator, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Administrator may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

22.3. Section 409A.

It is the intent of the Trust that all Awards that constitute “deferred compensation” within the meaning of Code Section 409A will satisfy the requirements of that section, and that all Awards that can qualify for an exemption from the definition of “deferred compensation” under that section, including but not limited to Options, Share Appreciation Rights and Restricted Shares, will do so. Accordingly, the terms of the Plan shall be interpreted in a manner consistent with Code Section 409A and regulations thereunder.

22.4. Limitation Following a Hardship Distribution.

To the extent required to comply with Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4), or any amendment or successor thereto, a Grantee’s “elective and employee contributions” (within the meaning of such Treasury Regulation) under the Plan shall be suspended for a period of six months following such Grantee’s receipt of a hardship distribution made in reliance on such Treasury Regulation from any plan containing a cash or deferred arrangement under Code Section 401(k) maintained by the Trust or a related party within the provisions of subsections (b), (c), (m) or (o) of Code Section 414.

23.	AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made; provided, however, that the Board shall not, without approval of the Trust’s shareholders, amend the Plan such that it does not comply with (or in a manner that does not comply with) the rules of any stock exchange or national quotation system on which securities of the Trust are listed for trading or quotation, applicable federal securities laws, or the Code (including requirements necessary to qualify Options as Incentive Share Options or qualify Awards as performance-based compensation under Code Section 162(m)). Except as permitted under this Section 23 or Section 24 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Award theretofore awarded under the Plan. Furthermore, except as permitted under Section 24 hereof, no adjustment to decrease the Option Price of an outstanding Option, whether by amending the Option Price or by canceling the outstanding Option and reissuing a replacement or substitute Option having a lower Option Price, may be made without approval of the Trust’s shareholders.

24.	EFFECT OF CHANGES IN CAPITALIZATION

24.1. Changes in Shares.

If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Trust on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Trust occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Trust. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Trust shall not be treated as an increase in shares effected without receipt of consideration.

24.2. Reorganization in Which the Trust Is the Surviving Entity and in Which No Change in Control Occurs.

Subject to Section 24.3 hereof, if the Trust shall be the surviving entity in any reorganization, merger, or consolidation of the Trust with one or more other entities in which no Change in Control occurs, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per Share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

24.3. Reorganization, Sale of Assets or Sale of Shares Which Involves a Change in Control.

(a) Subject to Section 24.3(b), upon any transaction that results in a Change in Control, (i) all outstanding Shares subject to Awards shall be deemed to have vested, and all restrictions and conditions applicable to such Shares subject to Awards shall be deemed to have lapsed, immediately prior to the occurrence of such event, and (ii) all Options outstanding hereunder shall become immediately exercisable for a period of fifteen days immediately prior to the scheduled consummation of the event. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any such event, the Plan and all outstanding but unexercised Options shall terminate. The Administrator shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Trust gives notice thereof to its shareholders.

(b) Section 24.3(a) shall not apply to the extent provision is made in writing in connection with a transaction described in Section 24.3(a) for the assumption of such Options and other Awards theretofore granted, or for the substitution for such Options and other Awards of new options and other Awards covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided.

(c) Notwithstanding Section 24.3(b) and except as otherwise provided in the Award Agreement or other agreement between the Grantee and the Trust, if a Grantee experiences an Involuntary Termination within one year following the consummation of a Change in Control, upon such Grantee’s Involuntary Termination all outstanding Shares subject to Awards held by such Grantee shall be deemed to have vested, and all restrictions and conditions applicable to such Shares subject to Awards shall be deemed to have lapsed and (ii) all Options held by such Grantee shall become immediately fully vested and exercisable to the extent the Options remain outstanding.

24.4. Adjustments.

Adjustments under this Section 24 related to Shares or securities of the Trust shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

24.5. No Limitations on Trust.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Trust to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

25.	DISCLAIMER OF RIGHTS

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Trust or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Trust either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Trust. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Trustee, officer, consultant or employee of the Trust or an Affiliate. The obligation of the Trust to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Trust to transfer any amounts to a third party Trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the Shares subject to an Option except to the extent the certificates for such Shares shall have been issued upon the exercise of the Option.

26.	NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Trust for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Share options otherwise than under the Plan.

27.	WITHHOLDING TAXES

The Trust or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Trust or the Affiliate, as the case may be, any amount that the Trust or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Trust or the Affiliate, which may be withheld by the Trust or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Trust or the Affiliate to withhold Shares otherwise issuable to the Grantee or (ii) by delivering to the Trust or the Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Trust or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 27 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

28.	CAPTIONS

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

29.	OTHER PROVISIONS

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Administrator, in its sole discretion.

30.	NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

31.	SEVERABILITY

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

32.	GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Maryland other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards awarded hereunder to the substantive laws of any other jurisdiction.

ANNUAL MEETING OF SHAREHOLDERS OF

FEDERAL REALTY INVESTMENT TRUST

May 2, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND THE PROXIES WILL VOTE IN THEIR SOLE JUDGMENT UPON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. To elect the following Trustees for terms expiring as set forth in the accompanying Proxy Statement.

FOR ALL NOMINEES

AGAINST ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Jon E. Bortz

David W. Faeder Kristin Gamble

INSTRUCTION: To vote against any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to vote against, as shown here:

2. To ratify the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3. To approve our Amended and Restated 2001 Long-Term Incentive Plan, which will, among other things, increase the aggregate number of shares currently available under the 2001 Long-Term Incentive Plan by 1,500,000 shares.

4. To consider and act upon any other matters properly coming before the meeting or any postponement or adjournment thereof.

FOR AGAINST ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder

Signature of Shareholder

Date:

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FEDERAL REALTY INVESTMENT TRUST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned, a shareholder of Federal Realty Investment Trust (the “Trust”), hereby constitutes and appoints DAWN M. BECKER and LARRY E. FINGER, or either of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to vote and otherwise act at the Annual Meeting of Shareholders of the Trust to be held at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland on Wednesday, May 2, 2007 at 10:00 a.m., or at any postponement or adjournment thereof, with respect to all of the Common Shares of Beneficial Interest of the Trust which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present, on the following matters.

The undersigned hereby ratifies and confirms all that the aforesaid attorneys and proxies may do hereunder.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement and revokes any proxy previously given with respect to the Annual Meeting.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

FEDERAL REALTY INVESTMENT TRUST

May 2, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES

(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3 AND THE PROXIES WILL VOTE IN THEIR SOLE JUDGMENT UPON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. To elect the following Trustees for terms expiring as set forth in the accompanying Proxy Statement.

FOR ALL NOMINEES

AGAINST ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Jon E. Bortz

David W. Faeder Kristin Gamble

INSTRUCTION: To vote against any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to vote against, as shown here:

2. To ratify the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3. To approve our Amended and Restated 2001 Long-Term Incentive Plan, which will, among other things, increase the aggregate number of shares currently available under the 2001 Long-Term Incentive Plan by 1,500,000 shares.

4. To consider and act upon any other matters properly coming before the meeting or any postponement or adjournment thereof.

FOR AGAINST ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.